As filed with the Securities and Exchange Commission on March 26 , 1998
                                                 Registration No. [ ]
----------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                        ---------------------------


                                  FORM S-1
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                        ---------------------------

                          TRIANGLE FUNDING II LLC
           (Exact Name of Registrant as specified in its Charter)

      Delaware                         [       ]                    [      ]
(State or other jurisdiction of   (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)   Classification Code Number)   Identification No.)


                                 [address]

                     (Address, including zip code, and
                      telephone number, including area
                      code, of registrant's principal
                             executive offices)
                                 [            ]

                                 [address]
                    (Name, address, including zip code,
                    and telephone number, including area
                      code, of agent for service with
                         respect to the Registrant)

                        ---------------------------

                                 Copies to:
                            C. Thomas Kunz, Esq.
                         Christopher J. Kell, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                          New York, New York 10022
                          Telephone (212) 735-3240
                             Fax (212) 735-2000
                        ---------------------------

                    Approximate date of commencement of
                  proposed sale to the public: As soon as
                    practicable after this Registration
                        Statement becomes effective.
                        ---------------------------

     If the only Securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ( )
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
(  )____________
     If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )____________
     If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. (   )

                        ---------------------------

                      CALCULATION OF REGISTRATION FEE


                                                                             Proposed
                                                                             Maximum       Proposed Maximum
                                                              Amount to be   Offering          Aggregate         Amount of
     Proposed Title of Securities to be Registered             Registered   Price Per Unit    Offering Price(1)  Registration Fee


U.S. $[    ] Series 1998-1 Class I Senior Notes........   [ $1,000,000 ]      100%               $[ ]            [$295.00](1)
-------------------------------------------------------   --------------  ---------------- -------------------- ---------------
U.S. $[    ] Series 1998-2 Class I Senior Notes........   [            ]      100%               $[ ]            $[ ](1)
-------------------------------------------------------   --------------  ---------------- -------------------- ---------------
U.S. $[    ] Series 1998-3 Class I Senior Notes.......    [            ]      100%               $[ ]            $[ ](1)
-------------------------------------------------------   --------------  ---------------- -------------------- ---------------


(1) Estimated solely for the purpose of calculating the registration fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                         SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS DATED [         ], 1998



                             [$        ]



                          TRIANGLE FUNDING II LLC

                         Asset Backed Senior Notes



                        ---------------------------





           $-----------             $-----------           $-------------

           Series 1998-1            Series 1998-2           Series 1998-3

           Senior Notes             Senior Notes            Senior Notes

       Offering Price: 100%     Offering Price: 100%    Offering Price: 100%


Triangle Funding II LLC (the "Issuer") will issue the Series 1998-1 $___________ Class I Senior Notes (the "Series 1998-1 Class I Notes"), the Series 1998-2 $____________ Class I Senior Notes (the "Series 1998-2 Class I Notes") and the Series 1998-3 $---------- Class I Senior Notes (the "Series 1998-3 Class I Notes") pursuant to an indenture to be dated as of __________, 1998 ( the "Indenture") between the Issuer and __________, as trustee (the "Trustee"). The Series 1998-1 Class I Notes, the Series 1998-2 Class I Notes and the Series 1998-3 Class I Notes are collectively referred to as the "Senior Notes." Only the Senior Notes are offered hereby.

     There currently is no secondary market for the Senior Notes and there is no assurance that one will develop. The Underwriters expect, but will not be obligated, to make a market in the Senior Notes. There is no assurance that any such market will develop, or if one does develop, that it will continue.

                                                   (continued on next page)

                        ---------------------------




     Potential investors should consider, among other things, the information set forth in "Risk Factors" beginning on page [ ].



THE NOTES WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF CREDIT SUISSE FIRST
 BOSTON OR ANY OF ITS AFFILIATES. THE NOTES WILL NOT BE INSURED OR GUARANTEED
    BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PARTY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                 THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.



                                                                         Underwriting
                                                                         Discounts and
                                                    Price to Public     Commissions(2)      Proceeds to the Seller(1)

Per Series 1981-1 Class I Note ...............              %                     %                        %
Per Series 1988-2 Class I Note................              %                     %                        %
Per Series 1998-3 Class I Note................              %                     %                        %
Total.........................................      $                  $                        $


(1)  Before deducting expenses payable by the Seller estimated at $[      ].
(2) The Issuer has agreed to indemnify the Underwriters for certain liabilities in conjunction with the underwriting.

                        ---------------------------

     The Senior Notes are offered by the several Underwriters when, as and if issued by the Issuer, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Senior Notes, in book-entry form, will be made through the facilities of The Depository Trust Company on or about _______ _, 1998, against payment in immediately available funds.

                        ---------------------------




                         Credit Suisse First Boston





              The date of this Prospectus is             , 1998.


(continued from prior page)

     In addition to the Senior Notes, the Issuer will issue the Series 1998-1 $__________ Class II Mezzanine Notes (the "Series 1998-1 Class II Notes"), the Series 1998-1 $___________ Class III Mezzanine Notes (the "Series 1998-1 Class III Notes"), the Series 1998-1 $__________ Class IV Subordinated Notes (the "Series 1998-1 Class IV Notes"), the Series 1998-1 $_________ Class V Subordinated Notes (the "Series 1998-1 Class V Notes"), the Series 1998-2 $_________ Class II Mezzanine Notes (the "Series 1998-2 Class II Notes"), the Series 1998-2 $_________ Class III Subordinated Notes (the "Series 1998-2 Class III Notes"), the Series 1998-2 $_________ Class IV Subordinated Notes (the "Series 1998-2 Class IV Notes"), the Series 1998-3 $__________ Class II Mezzanine Notes (the "Series 1998-3 Class II Notes"), the Series 1998-3 $_______ Class III Subordinated Notes (the "Series 1998-3 Class III Notes") and the Series 1998-3 $__________ Class IV Subordinated Notes (the "Series 1998-3 Class IV Notes"), pursuant to the Indenture. All Classes of Notes defined above are collectively referred to as the "Notes." Only the Senior Notes are offered hereby.

     Payment of interest and principal on the Notes is scheduled to be made on the Payment Dates, as described herein. See "Description of the Notes--Interest" and "--Principal." The principal amount of the Notes will be due by the Legal Final Maturity Date specified in this Prospectus unless redeemed or repaid prior thereto. The Collateral of the Issuer is the sole source of payments on the Notes.


                              Initial Note            Applicable                          Scheduled         Legal Final
Series      Notes                Balance                Margin        Ratings(1)        Maturity Date(3)  Maturity Date(3)
---------   --------------    --------------------  --------------  ----------------- -----------------   ---------------
1998-1      Class I......     $                                 %         [ ]               1999             1998
            Class II.....     $                                 %         [ ]               1999             2002
            Class III....     $                                 %         [ ]               1999             2002
            Class IV.....     $                                 %         [ ]               1999             2002
            Class V......     $                                 %         (2)               1999             2002

1998-2      Class I.....      $                                 %         [ ]               2001             2004
            Class II....      $                                 %         [ ]               2001             2004
            Class III...      $                                 %         [ ]               2001             2004
            Class IV....      $                                 %         (2)               2001             2004

1998-3      Class I.....      $                                 %         [ ]               2003             2006
            Class II....      $                                 %         [ ]               2003             2006
            Class III...      $                                 %         [ ]               2003             2006
            Class IV.....     ----------                        %         (2)               2003             2006
Total.......                  $[      ]


------------
(1) Expected ratings by Fitch, Moody's and S&P, respectively.
(2) No rating has been requested.
(3) With respect to each Class, the date provided is the 15th day of each such month or, if such day is not a Business Day, the next succeeding Business Day.



     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN
TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE SECURITIES OFFERED HEREBY, INCLUDING OVER-ALLOTMENT, STABILIZING
TRANSACTIONS, SHORT COVERING TRANSACTIONS AND PENALTY BIDS. FOR A
DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."


                           AVAILABLE INFORMATION

     The Issuer has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement"), of which this Prospectus is a part, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Senior Notes being offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web Site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http: //www.sec.gov. The Issuer will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Issuer, pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Senior Notes shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Issuer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits of such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to [ ].

                REPORTS TO SENIOR NOTEHOLDERS BY THE TRUSTEE

     [              ], as Trustee, will provide to Senior Noteholders
(which is expected to be Cede & Co. as the nominee of The Depository Trust Company ("DTC") unless Individual Notes are issued under the limited circumstances described herein) unaudited quarterly and annual reports concerning the Notes. See "The Notes -- Statements to Senior Noteholders" and "-- Evidence as to Compliance."

                              ---------------

     In this Prospectus, references to "Sfr" are to Swiss Francs and references to "U.S. Dollars," "Dollars," "$" and "U.S.$" are to United States Dollars on the date hereof.

                              ---------------




                              SUMMARY OF TERMS

     Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus relating to the Notes in making their investment decision. The Summary of Terms does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus. Capitalized terms used herein have the respective meanings assigned to them in this Prospectus. See "Index of Defined Terms."

Securities Issued........................   The Issuer will issue notes in
                                            three series (each, a "Series")
                                            designated as the "Series
                                            1998-1 Notes," the "Series
                                            1998-2 Notes" and the "Series
                                            1998-3 Notes" (collectively,
                                            the "Notes").

                                            The Series 1998-1 Notes will be
                                            in an aggregate initial
                                            principal amount of
                                            $___________ consisting of the
                                            following classes (each, a
                                            "Class"):


                                                                  Class as %
                                                                  of Series
                                                                  ----------
                                            Class I Notes........   %
                                            Class II Notes.......   %
                                            Class III Notes......   %
                                            Class IV Notes.......   %
                                            Class V Notes........   %

                                            The Series 1998-2 Notes will be
                                            in an aggregate initial
                                            principal amount of
                                            $______________ consisting of
                                            the following Classes:


                                                                 Class as %
                                                                 of Series
                                                                 ----------
                                            Class I Notes.......   %
                                            Class II Notes......   %
                                            Class III Notes.....   %
                                            Class IV Notes......   %

                                            The Series 1998-3 Notes will be
                                            in an aggregate initial
                                            principal amount of
                                            $____________ consisting of the
                                            following Classes:

                                                               Class as %
                                                               of Series
                                                               ----------
                                            Class I Notes........ %
                                            Class II Notes....... %
                                            Class III Notes...... %
                                            Class IV Notes....... %

                                            The "Senior Notes" are the
                                            Series 1998-1 Class I Notes,
                                            the Series 1998-2 Class I Notes
                                            and the Series 1998-3 Class I
                                            Notes.

                                            The "Mezzanine Notes" are the
                                            Series 1998-1 Class II Notes,
                                            the Series 1998-2 Class II
                                            Notes, the Series 1998-3 Class
                                            II Notes and the Series 1998-1
                                            Class III Notes.

                                            The "Subordinated Notes" are
                                            the 1998-2 Class III Notes, the
                                            1998-3 Class III Notes, the
                                            Series 1998-1 Class IV Notes,
                                            the Series 1998-2 Class IV
                                            Notes, the Series 1998-3 Class
                                            IV Notes and the Series 1998-1
                                            Class V Notes.

                                            Only the Senior Notes are being
                                            offered hereby

The Issuer...............................   Triangle Funding II LLC, a
                                            limited liability company
                                            organized under the laws of the
                                            State of Delaware. The Issuer
                                            will have nominal capital in
                                            the form of the membership
                                            interest of its sole member.
                                            The Issuer will not have any
                                            assets other than the
                                            Collateral.

Ownership of the Issuer..................   The Issuer's sole member will
                                            be GSS Holdings, Inc., a
                                            Delaware corporation. The sole
                                            manager of the Issuer will also
                                            be GSS Holdings, Inc.

Administration of the Issuer.............   ______will agree under the
                                            terms of an administration
                                            agreement entered into with the
                                            Issuer (the "Administration
                                            Agreement") to provide certain
                                            administrative services on
                                            behalf of the Issuer (in such
                                            capacity, the "Administrator").
                                            The Administrator will not be
                                            obligated in any way to make
                                            any payments under or in
                                            respect of the Notes.

The Trustee..............................   ____________, a ____________,
                                            as Trustee for the benefit of
                                            the Noteholders of each Series
                                            under the Indenture described
                                            below.

The Indenture............................   The Issuer will issue the Notes
                                            of each Series pursuant to an
                                            indenture (the "Indenture")
                                            between the Issuer and the
                                            Trustee. The Indenture will be
                                            governed by the laws of the
                                            State of New York.

Collateral ..............................   Each Series of Notes will be
                                            secured by a security interest
                                            granted by the Issuer to the
                                            Trustee under the Indenture in
                                            a separate pool of Collateral
                                            that will consist of the right,
                                            title and interest of the
                                            Issuer in (i) the related
                                            Credit Swap, (ii) with respect
                                            to the Series 1998-1 Notes, the
                                            One-Year Repo; with respect to
                                            the Series 1998-2 Notes, the
                                            Three-Year Repo; and with
                                            respect to the Series 1998-3
                                            Notes, the Five-Year Repo; and
                                            (iii) any Permitted Investments
                                            or cash held by the Custodian
                                            in the Issuer's Account
                                            maintained under the Custodial
                                            Agreement with respect to the
                                            related Repurchase Agreement.
                                            No Series will have any right
                                            to receive distributions from
                                            the Collateral related to any
                                            other Series. The security
                                            interest of the Trustee in the
                                            Collateral consisting of Swap
                                            Collateral will be subject and
                                            subordinate to the security
                                            interest in the Swap Collateral
                                            granted by the Issuer to the
                                            Swap Counterparty pursuant to
                                            the related Credit Swap as
                                            security for the Issuer's
                                            obligations under such Credit
                                            Swap.

Credit Swaps.............................   On the Closing Date, the Issuer
                                            will enter into a separate
                                            credit swap agreement with
                                            respect to each Series of Notes
                                            (each, a "Credit Swap") with
                                            Credit Suisse First Boston, [ ]
                                            Branch (in such capacity, the
                                            "Swap Counterparty") pursuant
                                            to a ISDA Master Agreement and
                                            Confirmation dated the Closing
                                            Date between the Issuer and the
                                            Swap Counterparty. Each Credit
                                            Swap will be scheduled to
                                            terminate on the last day of
                                            the Coverage Period relating to
                                            the Scheduled Maturity Date of
                                            the related Series of Notes.

     Reference Credits...................   Pursuant to each Credit Swap,
                                            the Swap Counterparty will
                                            designate a pool of (i)
                                            reference obligations or
                                            portions thereof (each, a
                                            "Reference Obligation") of a
                                            Reference Obligor under a term
                                            loan, revolving credit
                                            facility, letter of credit or
                                            other credit facility extended
                                            to such Reference Obligor by
                                            the Swap Counterparty through
                                            one or more of its branches or
                                            subsidiaries or (ii) corporate
                                            debt securities or portions
                                            thereof of Reference Obligors
                                            (each, a "Reference Security,"
                                            and together with the Reference
                                            Obligations, the "Reference
                                            Credits") meeting certain
                                            criteria specified in the
                                            related Credit Swap (the
                                            "Series Reference Pool Guide-
                                            lines"). The Swap Counterparty
                                            will have the right, in
                                            accordance with the terms and
                                            conditions of each Credit Swap,
                                            to (i) substitute for existing
                                            Reference Credits, other
                                            Reference Credits meeting the
                                            Series Reference Pool
                                            Guidelines. A "Reference
                                            Obligor" means the person or
                                            entity obligated in respect of
                                            a Reference Credit. Reference
                                            Credits may also consist of
                                            other assets which satisfy the
                                            Rating Agency Condition.
                                            "Rating Agency Condition"
                                            means, with respect to any
                                            action subject to such
                                            condition, that each Rating
                                            Agency shall have notified the
                                            Issuer and the Trustee in
                                            writing that such action will
                                            not result in a reduction or
                                            withdrawal of the rating of any
                                            outstanding Class of Notes
                                            rated by such Rating Agency.
                                            The Reference Credits from time
                                            to time in the pool designated
                                            for a Credit Swap are referred
                                            to as the "Reference Pool" with
                                            respect to such Credit Swap.

     Reference Credit Default Amount.....   If a Reference Obligor fails to
                                            pay [any amount] when it is
                                            required to be paid under the
                                            Reference Credit, the
                                            occurrence of such event will
                                            be deemed to be a "Reference
                                            Obligor Default Event," and the
                                            related Reference Credit will
                                            be deemed to be a "Defaulted
                                            Reference Credit." A "Reference
                                            Credit Default Amount" is, with
                                            respect to each Defaulted
                                            Reference Credit, the total
                                            amount of principal due and
                                            payable, but unpaid, on the
                                            related Defaulted Reference
                                            Credit as of the end of the
                                            related Coverage Period.

     Default Coverage....................   Under each Credit Swap, the
                                            Issuer will be obligated to pay
                                            to the Swap Counterparty on
                                            each Payment Date the Reference
                                            Credit Default Amount with
                                            respect to any Reference Credit
                                            that became a Defaulted
                                            Reference Credit during the
                                            related Coverage Period in the
                                            related Reference Pool, less
                                            the amount of any payment of
                                            principal on such Defaulted
                                            Reference Credit expected by
                                            the Swap Counterparty (a
                                            "Reference Credit Expected
                                            Recovery").

     Excess Recoveries...................   Upon the earlier of (i) 90 days
                                            after the occurrence of a
                                            Reference Obligor Default Event
                                            and (ii) the Legal Final
                                            Maturity Date of the related
                                            Series, the Issuer will direct
                                            the Swap Counterparty, to the
                                            extent the Swap Counterparty is
                                            legally authorized to do so, to
                                            offer for competitive bid the
                                            right to receive any recovery
                                            with respect to a Defaulted
                                            Reference Credit which exceeds
                                            the Reference Credit Expected
                                            Recovery (such excess, the
                                            "Reference Credit Excess
                                            Recovery"). If the Swap
                                            Counterparty is able to sell
                                            the right to the Reference
                                            Credit Excess Recovery, the
                                            amount of the winning bid will
                                            be paid by the Swap
                                            Counterparty to the Issuer. If
                                            the Swap Counterparty is unable
                                            to sell the right to the
                                            Reference Credit Excess
                                            Recovery, any Reference Credit
                                            Excess Recovery received by the
                                            Swap Counterparty will be
                                            required to be paid by the Swap
                                            Counterparty to the Issuer
                                            under the related Credit Swap.
                                            Prior to the Scheduled Maturity
                                            Date of a Class of Notes whose
                                            Note Balance was reduced as a
                                            result of a related Reference
                                            Obligor Default Event (any such
                                            Class, an "Affected Class"),
                                            Reference Credit Excess
                                            Recoveries with respect to such
                                            Series paid to the Issuer, and
                                            the amount of any winning bids
                                            paid to the Issuer with respect
                                            to such Series paid to the
                                            Issuer, will be reinvested by
                                            the Issuer in the related Repur-
                                            chase Agreement, the Note
                                            Balance of all such Affected
                                            Classes of such Series will be
                                            increased by the amount of such
                                            Reference Credit Excess
                                            Recoveries and winning bids up
                                            to the Initial Note Balance of
                                            each such Affected Class in
                                            order of increasing numeric
                                            designation, and the Contra
                                            Amounts with respect to such
                                            Classes will be reduced by a
                                            corresponding amount. Any
                                            Reference Credit Excess
                                            Recoveries and any winning bids
                                            paid to the Issuer on or after
                                            the Scheduled Maturity Date of
                                            an Affected Class will be
                                            distributed to each such
                                            Affected Class as an Available
                                            Principal Distribution Amount
                                            in the same order. If, however,
                                            the Legal Final Maturity Date
                                            with respect to an Affected
                                            Class has occurred, the amount
                                            of any Reference Credit Excess
                                            Recoveries and any winning bids
                                            will (i) first be used to cover
                                            losses allocated in the same
                                            order to any other Class of
                                            Notes of the relevant Series
                                            and (ii) then be available to
                                            be distributed to the member of
                                            the Issuer. The Swap
                                            Counterparty will agree with
                                            the Issuer to use its ordinary
                                            business practices in seeking
                                            recovery from a Reference
                                            Obligor as if it had not
                                            entered into the related Credit
                                            Swap.

     Swap Amount.........................   The initial maximum amount
                                            payable by the Issuer under any
                                            Credit Swap will be the
                                            aggregate Reference Credit Face
                                            Amount of the Reference Credits
                                            related to such Credit Swap on
                                            the Closing Date, which will
                                            equal, in the aggregate, $[    ]
                                            for all Series. Such initial
                                            maximum amount will be (i)
                                            reduced by any payments made by
                                            the Issuer under such Credit
                                            Swap and (ii) increased by any
                                            Reference Credit Excess
                                            Recoveries (such amount as so
                                            adjusted from time to time, the
                                            "Swap Amount").

                                            The "Reference Credit Face
                                            Amount" will equal, with
                                            respect to a Reference Credit
                                            denominated in any currency,
                                            the Dollar equivalent of the
                                            outstanding principal amount of
                                            such Reference Credit converted
                                            to a Dollar equivalent at the
                                            spot exchange rate in effect at
                                            the time such Reference Credit
                                            is referenced to the related
                                            Credit Swap (the "Reference
                                            Credit Exchange Rate"). Prior
                                            to a Reference Obligor Default
                                            Event of the related Reference
                                            Credit, the Swap Counterparty
                                            may, from time to time, at its
                                            option change the Reference
                                            Credit Exchange Rate, provided
                                            that the Series Reference Pool
                                            Guidelines are satisfied. After
                                            a Reference Obligor Default
                                            Event with respect to the
                                            related Reference Credit, the
                                            Reference Credit Exchange Rate
                                            will be fixed at the rate last
                                            determined prior to such
                                            Reference Obligor Default
                                            Event.

     Swap Counterparty Payment...........   Under each Credit Swap, the
                                            Swap Counterparty will be
                                            obligated to pay to the Issuer
                                            on each Deposit Date an amount
                                            (the "Swap Counterparty
                                            Payment") equal to the
                                            aggregate interest payable on
                                            the related Series of Notes
                                            with respect to the related
                                            Payment Date, plus the Series
                                            Expense Amount for such Series
                                            with respect to such Payment
                                            Date, less the interest payable
                                            by the Repo Counterparty under
                                            the related Repurchase
                                            Agreement on such Deposit Date.

     Swap Collateral.....................   The obligations of the Issuer
                                            to the Swap Counterparty under
                                            each Credit Swap will be
                                            secured by a security interest
                                            granted by the Issuer to the
                                            Swap Counterparty in the
                                            Government Securities and cash
                                            held by the Custodian under the
                                            Custodial Agreement in the
                                            Issuer's Account for the
                                            Repurchase Agreement with
                                            respect to the related Series
                                            of Notes (the "Swap
                                            Collateral"). Such Government
                                            Securities and cash will be
                                            required to be held by the
                                            Custodian on behalf of the Swap
                                            Counterparty as pledgee and
                                            will not be subject to further
                                            transfer or pledge by the Swap
                                            Counterparty. Any Government
                                            Securities or cash added to an
                                            Issuer's Account in accordance
                                            with the Custodial Agreement
                                            will be added to the Swap
                                            Collateral for the
                                            corresponding Credit Swap and
                                            any Government Securities or
                                            cash removed from an Issuer's
                                            Account in accordance with the
                                            Custodial Agreement will be
                                            removed from the Swap
                                            Collateral for the
                                            corresponding Credit Swap. Such
                                            security interest in Government
                                            Securities and cash will
                                            generally be senior to the
                                            security interest granted
                                            therein by the Issuer to the
                                            Trustee pursuant to the
                                            Indenture for the related
                                            Series of Notes.

     Payment of Reference Credit
      Default Amounts....................   The Swap Counterparty will
                                            provide the Issuer with notice
                                            of any Reference Credit Default
                                            Amount occurring during any
                                            Coverage Period. Such notice
                                            will be given by the Swap
                                            Counterparty to the Issuer not
                                            later than two Business Days
                                            prior to the related Payment
                                            Date (with respect to each
                                            Payment Date, the
                                            "Determination Date"). The
                                            Issuer will be obligated to pay
                                            the Reference Credit Default
                                            Amount to the Swap Counterparty
                                            on such Payment Date. The
                                            Issuer will terminate in whole
                                            or in part the related
                                            Repurchase Agreement to the
                                            extent necessary to make such
                                            payment.

     Contra Amounts......................   In the event the Issuer pays
                                            any Reference Credit Default
                                            Amount to the Swap Counterparty
                                            under a Credit Swap, the Note
                                            Balance of the Notes of the
                                            related Series will be reduced
                                            by an amount (a "Contra
                                            Amount") equal to the amount
                                            paid by the Issuer under such
                                            Credit Swap. The Contra Amount
                                            will be allocated to the Notes
                                            of the then outstanding Class
                                            of the related Series with the
                                            highest numeric designation
                                            until the Note Balance of such
                                            Class is reduced to zero and
                                            then among the Notes of the
                                            outstanding Class of such
                                            Series with the next highest
                                            numeric designation in
                                            descending order of numeric
                                            designation beginning with the
                                            Class with the highest numeric
                                            designation through Class II
                                            until the Note Balance of each
                                            such Class is reduced to zero.
                                            The Note Balance for any Class
                                            of Notes will not be reduced to
                                            less than zero.

     Early Termination...................   In the event of a default by
                                            the Repo Counterparty under any
                                            Repurchase Agreement, the
                                            Issuer will have the right to
                                            sell the related Government
                                            Securities and apply the
                                            proceeds of such sale, together
                                            with any cash in the related
                                            Issuer's Account with the
                                            Custodian and any recoveries
                                            from the Repo Counterparty,
                                            first, to pay any Reference
                                            Credit Default Amounts then
                                            payable by the Issuer under the
                                            related Credit Swap and
                                            thereafter to redeem the Notes
                                            of the related Series. Upon
                                            such payment and redemption,
                                            the related Credit Swap will
                                            terminate without payment of
                                            termination or breakage fees by
                                            either the Issuer or the Swap
                                            Counterparty.

Repurchase Agreements....................   On the Closing Date, the Issuer
                                            will enter into three contracts
                                            (the "Repurchase Agreements")
                                            to purchase Government
                                            Securities with the
                                            [          ] Branch of Credit
                                            Suisse First Boston or with
                                            such other financial
                                            institution or institutions as
                                            may be selected by the Issuer
                                            (collectively, the "Repo
                                            Counterparty") under a Master
                                            Repurchase Agreement dated the
                                            Closing Date between the Issuer
                                            and the Repo Counterparty, as
                                            follows: a one-year repurchase
                                            agreement pledged as Collateral
                                            for the Series 1998-1 Notes,
                                            having a repurchase date
                                            occurring on the Deposit Date
                                            relating to the Scheduled
                                            Maturity Date for such Series
                                            (the "One-Year Repo"); a
                                            three-year repurchase agreement
                                            pledged as Collateral for the
                                            Series 1998-2 Notes, having a
                                            repurchase date occurring on
                                            the Deposit Date relating to
                                            the Scheduled Maturity Date for
                                            such Series (the "Three-Year
                                            Repo"); and a five-year
                                            repurchase agreement pledged as
                                            Collateral for the Series
                                            1998-3 Notes, having a
                                            repurchase date occurring on
                                            the Deposit Date relating to
                                            the Scheduled Maturity Date for
                                            such Series (the "Five-Year
                                            Repo") (each such repurchase
                                            date, a "Repurchase Date").

                                            On the Closing Date (i) the
                                            Government Securities purchased
                                            under the One-Year Repo will be
                                            required to have a market value
                                            (the "Market Value") at least
                                            equal to the Note Balance of
                                            the Series 1998-1 Notes; (ii)
                                            the Government Securities
                                            purchased under the Three-Year
                                            Repo will have a Market Value
                                            at least equal to the Initial
                                            Note Balance (as defined below)
                                            of the Series 1998-2 Notes; and
                                            (iii) the Government Securities
                                            purchased under the Five-Year
                                            Repo will have a Market Value
                                            at least equal to the Initial
                                            Note Balance of the Series
                                            1998-3 Notes.

                                            In consideration for the Repo
                                            Counterparty's sale to the
                                            Issuer of the Government
                                            Securities pursuant to each
                                            Repurchase Agreement, the
                                            Issuer will pay to the Repo
                                            Counterparty on the Closing
                                            Date an amount (the "Purchase
                                            Price") equal to, in the case
                                            of the One-Year Repo, the
                                            Initial Note Balance of the
                                            Series 1998-1 Notes, in the
                                            case of the Three-Year Repo,
                                            the Initial Note Balance of the
                                            Series 1998-2 Notes, and in the
                                            case of the Five-Year Repo, the
                                            Initial Note Balance of the
                                            Series 1998-3 Notes.

     Repurchase Commitment...............   Under each Repurchase
                                            Agreement, the Repo
                                            Counterparty will agree to
                                            repurchase the related
                                            Government Securities from the
                                            Issuer on the related
                                            Repurchase Date at a price
                                            equal to the Purchase Price of
                                            such Government Securities
                                            increased by the amount of any
                                            cash transferred by the Issuer
                                            to the Repo Counterparty and
                                            decreased by the amount of any
                                            cash transferred by the Repo
                                            Counterparty to the Issuer, in
                                            each case in accordance with
                                            such Repurchase Agreement (as
                                            described below).

     Custodial Agreement.................   In connection with the
                                            Repurchase Agreements, the
                                            Issuer and the Repo
                                            Counterparty will enter into a
                                            Custodial Agreement dated the
                                            Closing Date with [ ], as
                                            custodian (the "Custodian").
                                            The Custodian will establish
                                            for each Repurchase Agreement a
                                            separate buyer's account to be
                                            held by the Custodian on behalf
                                            of the Issuer (the "Issuer's
                                            Account"), and a separate
                                            seller's account to be held by
                                            the Custodian on behalf of the
                                            Repo Counterparty. The
                                            Custodian will deposit the
                                            Government Securities purchased
                                            by the Issuer pursuant to each
                                            Repurchase Agreement, together
                                            with any cash paid by the Repo
                                            Counterparty to the Issuer in
                                            lieu of additional Government
                                            Securities pursuant to such
                                            Repurchase Agreement, in the
                                            related Issuer's Account. The
                                            Custodian will invest any cash
                                            held in the Issuer's Account in
                                            Permitted Investments.

     Interest............................   The Repo Counterparty will pay
                                            the Issuer interest under each
                                            Repurchase Agreement. Such
                                            interest will accrue during
                                            each Interest Accrual Period on
                                            an amount equal to the initial
                                            Purchase Price in respect of
                                            such Repurchase Agreement, less
                                            the amount by which such
                                            Purchase Price has been reduced
                                            by partial Terminations of such
                                            Repurchase Agreement prior to
                                            such Interest Accrual Period to
                                            permit the Issuer to make
                                            payments to the related Series
                                            of Notes under the related
                                            Credit Swap. Such interest will
                                            be payable, and will be
                                            deposited into the Collection
                                            Account for the related Series
                                            of Notes, one Business Day
                                            prior to the next succeeding
                                            Payment Date (each such date, a
                                            "Deposit Date").

                                            Interest on the Repurchase
                                            Agreements will accrue at the
                                            following rates:

                                               One-Year Repo:  LIBOR less   %
                                               Three-Year Repo:  LIBOR less  %
                                               Five-Year Repo:  LIBOR less   %

     Mark to Market....................     The Market Value of the
                                            Government Securities subject
                                            to each Repurchase Agreement
                                            will be determined each
                                            Business Day. The Custodian
                                            will determine the Market Value
                                            of the Government Securities
                                            each Business Day not later
                                            than [9:30 a.m.] in accordance
                                            with the Market Value
                                            calculation procedures set
                                            forth in each Repurchase
                                            Agreement. Each Repurchase
                                            Agreement will require that on
                                            each Business Day the related
                                            Government Securities have a
                                            Market Value, together with any
                                            cash and Permitted Investments
                                            on deposit in the related
                                            Issuer's Account (the "Repo
                                            Available Amount"), at least
                                            equal to the sum of (i) the
                                            initial Purchase Price in
                                            respect of such Repurchase
                                            Agreement, less the amount by
                                            which such Purchase Price has
                                            been reduced by partial
                                            Terminations of such Repurchase
                                            Agreement, and (ii) the amount
                                            of interest under such
                                            Repurchase Agreement accrued
                                            through such Business Day (the
                                            "Repo Required Amount"). The
                                            Custodian will advise the Repo
                                            Counterparty and the Issuer of
                                            the Market Value of the
                                            Government Securities subject
                                            to each Repurchase Agreement
                                            not later than [10:30 a.m.] on
                                            each Business Day.

     Collateral Deficiencies...........     If on any Business Day the Repo
                                            Available Amount with respect
                                            to any Repurchase Agreement is
                                            less than the related Repo
                                            Required Amount (such
                                            deficiency, a "Margin
                                            Deficit"), the Repo
                                            Counterparty will be required,
                                            by [4:30 p.m.] on such Business
                                            Day, to deliver to the
                                            Custodian on behalf of the
                                            Issuer either (x) cash in an
                                            amount equal to the Margin
                                            Deficit or (y) Government
                                            Securities having a Market
                                            Value at least equal to the
                                            Margin Deficit.

      Collateral Surpluses.............     In the event that the Repo
                                            Available Amount with respect
                                            to any Repurchase Agreement is
                                            greater on any Business Day
                                            than the related Repo Required
                                            Amount (such surplus, a "Margin
                                            Excess"), the Custodian will be
                                            required, by [4:30 p.m.] on
                                            such Business Day, to deliver
                                            to the Repo Counterparty from
                                            the related Issuer's Account
                                            either (x) cash in an amount
                                            equal to the Margin Excess or
                                            (y) Government Securities
                                            having a Market Value equal to
                                            the Margin Excess.

      Failure to Cure .................     In the event the Repo
                                            Counterparty fails to deliver
                                            to the Custodian on behalf of
                                            the Issuer cash or Government
                                            Securities in an amount
                                            sufficient to cure any Margin
                                            Deficit on any Repurchase
                                            Agreement by [4:30 p.m.] on any
                                            Business Day on which a Margin
                                            Deficit exists, the Custodian
                                            will be required to use its
                                            best efforts to sell the
                                            Government Securities subject
                                            to such Repurchase Agreement
                                            and any Permitted Investments
                                            in the related Issuer's Account
                                            on the immediately succeeding
                                            Business Day. To the extent
                                            that the proceeds received by
                                            the Custodian in respect of the
                                            sale of such Government
                                            Securities and Permitted
                                            Investments (plus any cash held
                                            in such Issuer's Account) are
                                            less than the Repo Required
                                            Amount, the Repo Counterparty
                                            will be required to pay the
                                            deficiency to the Custodian on
                                            behalf of the Issuer. To the
                                            extent that the proceeds
                                            received by the Custodian in
                                            respect of such sale (plus any
                                            such cash) are greater than the
                                            Repo Required Amount, the
                                            Custodian will be required to
                                            pay the surplus to the Repo
                                            Counterparty.

     Termination Right ................     The Issuer will have the right
                                            to terminate, in whole or in
                                            part (a "Termination") a
                                            Repurchase Agreement on any
                                            related Deposit Date to the
                                            extent that the Issuer requires
                                            funds to perform its
                                            obligations on the related
                                            Credit Swap. The Issuer will
                                            notify the Repo Counterparty of
                                            its election to effect a
                                            Termination of a Repurchase
                                            Agreement not later than [2:00
                                            p.m.] on the applicable
                                            Determination Date. Upon any
                                            Termination of a Repurchase
                                            Agreement, the Repo
                                            Counterparty will be obligated
                                            to pay to the Issuer cash in an
                                            amount equal to the amount
                                            payable by the Issuer to the
                                            Swap Counterparty under the
                                            related Credit Swap (the
                                            "Termination Payment"). The
                                            Repo Counterparty will make
                                            payment of each Termination
                                            Payment not later than [2:00
                                            p.m. ] on the applicable
                                            Deposit Date. Upon any payment
                                            by the Repo Counterparty to the
                                            Issuer of a Termination
                                            Payment, the Custodian will,
                                            not later than [4:30 p.m.] on
                                            the applicable Deposit Date,
                                            deliver to the Repo
                                            Counterparty Government
                                            Securities having a Market
                                            Value equal to the Termination
                                            Payment to the extent that such
                                            delivery will not result in a
                                            Margin Deficit. In the event
                                            the Repo Counterparty fails to
                                            pay to the Issuer any
                                            Termination Payment payable
                                            under a Repurchase Agreement,
                                            the Custodian will be required
                                            to use its best efforts on the
                                            Deposit Date to sell Government
                                            Securities having a Market
                                            Value equal to such Termination
                                            Payment. Any payment by the
                                            Repo Counterparty of a
                                            Termination Payment will reduce
                                            by the amount of such
                                            Termination Payment, and any
                                            sale by the Custodian of
                                            Government Securities will
                                            reduce by the amount of the
                                            proceeds of such sale, the
                                            obligation of the Repo
                                            Counterparty under the
                                            applicable Repurchase Agreement
                                            to pay the Purchase Price under
                                            such Repurchase Agreement on
                                            the Repurchase Date.

     Early Termination ................     In the event of a default by
                                            the Swap Counterparty under any
                                            Credit Swap, the Issuer will
                                            have the right to terminate
                                            such Credit Swap without
                                            payment of any termination or
                                            brokerage fees by the Issuer or
                                            the Swap Counterparty. Upon
                                            such termination, the related
                                            Repurchase Agreement will
                                            terminate. The proceeds
                                            received by the Issuer upon
                                            termination of such Repurchase
                                            Agreement will be applied,
                                            first, to pay any net Reference
                                            Credit Default Amounts payable
                                            under the related Credit Swap
                                            immediately prior to its
                                            termination and thereafter to
                                            redeem the Notes of the related
                                            Series.

     Transfer or Pledge ...............     Each Repurchase Agreement will
                                            expressly permit the Issuer to
                                            transfer or pledge the
                                            Government Securities and cash
                                            held by the Custodian in the
                                            related Issuer's Account to the
                                            Swap Counterparty under the
                                            related Credit Swap.

     Substitution  ....................     Each Repurchase Agreement will
                                            expressly permit the Repo
                                            Counterparty to deliver to the
                                            Custodian on behalf of the
                                            Issuer at any time Government
                                            Securities for substitution or
                                            exchange for Government
                                            Securities then subject to such
                                            Repurchase Agreement. Any such
                                            substitution or exchange will
                                            be permitted so long as, after
                                            giving effect to any such
                                            substitution or exchange, no
                                            Margin Deficit would exist.

     Assignability ....................     Each Repurchase Agreement will
                                            provide that the Issuer may
                                            assign to the Trustee as
                                            security for the Notes of the
                                            related Series and to the Swap
                                            Counterparty as security for
                                            the obligations of the Issuer
                                            under the Credit Swaps all of
                                            its right, title and interest
                                            in and to such Repurchase
                                            Agreement and the related
                                            Government Securities,
                                            Permitted Investments and cash
                                            as security for the Issuer's
                                            obligations in respect of the
                                            Notes.

      Income ..........................     Subject to the terms of each
                                            Repurchase Agreement, the Repo
                                            Counterparty will be entitled
                                            to all income paid on account
                                            of the related Government
                                            Securities and Permitted
                                            Investments so long as no
                                            Margin Deficit would exist.

Government Securities....................   "Government Securities" will
                                            consist of securities issued or
                                            guaranteed as to principal and
                                            interest by the United States,
                                            or by a person controlled or
                                            supervised by and acting as an
                                            instrumentality of the
                                            Government of the United States
                                            pursuant to authority granted
                                            by the Congress of the United
                                            States.

Permitted Investments....................   "Permitted Investments" will
                                            consist solely of Government
                                            Securities.

Closing Date.............................   "Closing Date" means the date
                                            of the issuance of the Notes.

Coverage Period..........................   "Coverage Period" means, with
                                            respect to each Payment Date,
                                            the period commencing on the
                                            first day of the calendar month
                                            during which the previous
                                            Payment Date occurred (or, in
                                            the case of the first Coverage
                                            Period, on the Closing Date)
                                            and ending on the last day of
                                            the calendar month preceding
                                            the month in which such Payment
                                            Date occurs.

Determination Date.......................   The "Determination Date" with
                                            respect to each Payment Date
                                            will be two Business Days prior
                                            to such Payment Date.

Payment Date.............................   Payment of interest and
                                            principal (to the extent due
                                            and payable) on the Notes will
                                            be made on ________ 15, 1998
                                            and thereafter on the 15th day
                                            of each January, April, July
                                            and October or, if such day is
                                            not a Business Day, the next
                                            succeeding Business Day (each
                                            such date, a "Payment Date").

                                            Payments will be made to
                                            Noteholders of record on (i) in
                                            the case of book-entry Senior
                                            Notes ("Book-Entry Senior
                                            Notes"), the Business Day
                                            preceding such Payment Date
                                            [and (ii) in the case of
                                            certificated Notes
                                            ("Certificated Notes"), the
                                            last day of the month preceding
                                            such Payment Date] (each such
                                            day, a "Record Date").

Limited Assets...........................   The Senior Notes are recourse
                                            obligations of the Issuer to
                                            the extent of the Collateral
                                            securing such obligations;
                                            accordingly, the Issuer's
                                            ability to pay interest and
                                            principal on a Series of Senior
                                            Notes will be limited to the
                                            extent that the Issuer receives
                                            payments with respect to the
                                            Collateral securing such
                                            payment. In the event that all
                                            of the Collateral securing the
                                            Notes of a Series has been
                                            exhausted, no amounts will
                                            thereafter be due and payable
                                            under the Notes of such Series.

Available Distribution Amount............   The "Available Interest
                                            Distribution Amount" for each
                                            Series, with respect to any
                                            Coverage Period, will be (i)
                                            all payments received in
                                            respect of interest on the
                                            related Repurchase Agreement
                                            and (ii) all Swap Counterparty
                                            Payments received under the
                                            related Credit Swap. For each
                                            Series, with respect to any
                                            Coverage Period, all payments
                                            received on the Eligible
                                            Investments which are
                                            attributable to interest
                                            (including the amount of any
                                            discount) will not be treated
                                            as Available Interest
                                            Distribution Amounts.

                                            The "Available Principal
                                            Distribution Amount" for each
                                            Series, with respect to any
                                            Coverage Period during which a
                                            Principal Payment Event with
                                            respect to such Series has
                                            occurred, will be all payments
                                            received in respect of
                                            principal on the related
                                            Repurchase Agreement and any
                                            Permitted Investments relating
                                            to that Series and all payments
                                            received with respect to
                                            Eligible Investments relating
                                            to that Series which are
                                            attributable to principal.

                                            The Available Interest
                                            Distribution Amount for each
                                            Series will be used to pay
                                            interest on the Notes of such
                                            Series and the Series Expense
                                            Amount, and the Available
                                            Principal Distribution Amount
                                            for each Series will be used to
                                            pay principal on the Notes of
                                            each such Series. For each
                                            Series, the Available Interest
                                            Distribution Amount and the
                                            Available Principal
                                            Distribution Amount (together,
                                            the "Available Distribution
                                            Amount") will be deposited in
                                            the related Collection Account
                                            maintained by the Trustee under
                                            the Indenture (collectively,
                                            the "Collection Accounts").
                                            Funds on deposit in the
                                            Collection Accounts will be
                                            invested and reinvested by the
                                            Trustee in accordance with the
                                            Indenture in Eligible
                                            Investments so long as such
                                            funds are not needed for making
                                            required payments to any Paying
                                            Agent.

Interest.................................   Interest on the Notes is
                                            payable at an annual rate equal
                                            to three-month LIBOR as
                                            determined by the Calculation
                                            Agent as described herein
                                            ("LIBOR"), plus, in each case,
                                            the Applicable Margin (the
                                            "Interest Rate"). Interest on
                                            the Notes will be computed on
                                            the basis of a 360-day year and
                                            the actual number of days
                                            elapsed during the applicable
                                            Interest Accrual Period. The
                                            Luxembourg Stock Exchange will
                                            be advised of any change in the
                                            criteria used to determine the
                                            applicable rate.

                                            The "Applicable Margin" will be
                                            as follows:


                                            Series     Notes                   Applicable Margin
                                            ---------  ----------            --------------------------
                                            1998-1     Class I.............  ___% per annum;
                                                       Class II............  ___% per annum;
                                                       Class III...........  ___% per annum;
                                                       Class IV............  ___% per annum;
                                                       Class V.............  ___% per annum;
                                            1998-2     Class I.............  ___% per annum;
                                                       Class II............  ___% per annum;
                                                       Class III...........  ___% per annum;
                                                       Class IV............  ___% per annum;
                                            1998-3     Class I.............  ___% per annum;
                                                       Class II............  ___% per annum;
                                                       Class III...........  ___% per annum; and
                                                       Class IV............  ___% per annum.


Distribution of Interest.................   On each Payment Date, with
                                            respect to each Series, the
                                            Available Interest Distribution
                                            Amount will be distributed as
                                            follows: (i) first, an amount
                                            equal to the Series Expense
                                            Amount, to the Issuer; and (ii)
                                            second, to each Class of Notes
                                            in order of increasing numeric
                                            designation, an amount equal
                                            to the related Interest
                                            Distribution Amount for that
                                            Series.

                                            "Interest Distribution Amount"
                                            means, for any Payment Date,
                                            for any Class of Notes, the
                                            interest accrued on such Class
                                            during the related Interest
                                            Accrual Period at the
                                            applicable Interest Rate on the
                                            Note Balance of such Class
                                            immediately prior to that
                                            Payment Date.

                                            "Interest Accrual Period" means
                                            (i) with respect to the initial
                                            Payment Date, the period
                                            commencing on the Closing Date
                                            and ending on the close of
                                            business on ______, 1998, and
                                            (ii) with respect to each Pay-
                                            ment Date thereafter, the
                                            period commencing on the
                                            fifteenth day of the month in
                                            which the preceding Payment
                                            Date occurred and ending at the
                                            close of business on the
                                            fourteenth day of the month in
                                            which such Payment Date occurs.

Distribution of Principal................   Upon the occurrence of (i) an
                                            Event of Default, (ii) an
                                            Optional Tax Redemption or
                                            (iii) the Scheduled Maturity
                                            Date for any Class of Notes
                                            (each such event, a "Principal
                                            Payment Event"), an amount
                                            equal to the Note Balance of
                                            the Notes with respect to which
                                            such Principal Payment Event
                                            relates is required to be paid
                                            on such Notes. On any Payment
                                            Date following the occurrence
                                            of a Principal Payment Event
                                            with respect to a Series of
                                            Notes, the aggregate amount of
                                            principal due to such Series
                                            (the "Principal Distribution
                                            Amount") will be distributed to
                                            the Noteholders of each related
                                            Class in order of increasing
                                            numeric designation to the
                                            extent of the Available
                                            Principal Distribution Amount,
                                            with such Available Principal
                                            Distribution Amount being
                                            distributed to Classes of Notes
                                            within such Series with
                                            identical numeric designations
                                            pro rata based on their
                                            respective Note Balances.

                                            No principal will be
                                            distributable to any Class of a
                                            Series prior to the date on
                                            which a Principal Payment Event
                                            with respect to such Series has
                                            occurred.

Paying Agents............................   _____________, __________
                                            Luxembourg S.A. and any other
                                            financial institution
                                            appointed as a Paying Agent by
                                            the Issuer.

Scheduled Maturity Date..................   Unless previously paid, or
                                            purchased and cancelled by the
                                            Issuer, (i) the Series 1998-1
                                            Notes are expected to mature on
                                            the ______ 1999 Payment Date,
                                            (ii) the Series 1998-2 Notes
                                            are expected to mature on the
                                            ______ 2001 Payment Date and
                                            (iii) the Series 1998-3 Notes
                                            are expected to mature on the
                                            ______ 2003 Payment Date (with
                                            respect to each Class of Notes,
                                            the "Scheduled Maturity Date").

Legal Final Maturity Date................   No further payments of
                                            principal or interest will be
                                            made with respect to (i) the
                                            Series 1998-1 Class I Notes
                                            after _______, 1999, (ii) the
                                            Series 1998-1 Notes (other than
                                            the Series 1998-1 Class I
                                            Notes) after the ______ 2002
                                            Payment Date, (iii) the Series
                                            1998-2 Notes after the ______
                                            2004 Payment Date and (iv) the
                                            Series 1998-3 Notes after the
                                            ______ 2006 Payment Date (with
                                            respect to each Class of Notes,
                                            the "Legal Final Maturity
                                            Date").

Allocation of Contra Amounts.............   The "Contra Amount" with
                                            respect to a Series at any time
                                            is the aggregate net amount
                                            paid by the Issuer under the
                                            related Credit Swap. Any
                                            increase in the Contra Amount
                                            during any Coverage Period will
                                            be allocated among the Notes of
                                            the then outstanding Class with
                                            the highest numeric designation
                                            until the Note Balance of such
                                            Class is reduced to zero and
                                            then among the Notes of the
                                            outstanding Class with the next
                                            highest numeric designation in
                                            descending order of numeric
                                            designation beginning with the
                                            Class with the highest numeric
                                            designation through Class II
                                            until the Note Balance of each
                                            such Class is reduced to zero;
                                            provided that the Note Balance
                                            for any Class of Notes will not
                                            be reduced to less than zero.

                                            Any decrease in the Contra
                                            Amount during any Coverage
                                            Period will be allocated among
                                            the Notes of the then
                                            outstanding Class with the
                                            lowest numeric designation
                                            until the Contra Amount
                                            allocated to such Class is
                                            reduced to zero and then among
                                            the Notes of the outstanding
                                            Class with the next lowest
                                            numeric designation in
                                            ascending order of numeric
                                            designation beginning with
                                            Class II through the Class with
                                            the highest numeric designation
                                            until the Contra Amount
                                            allocated to each such Class is
                                            reduced to zero.

Note Balance.............................   The "Initial Note Balance" of
                                            any Class of Notes is the
                                            initial principal amount of
                                            such Class as of the Closing
                                            Date. The "Note Balance" of any
                                            Class of Notes is an amount
                                            equal to the Initial Note
                                            Balance of such Class of Notes,
                                            minus the sum of (i) the
                                            aggregate amount of principal
                                            payments made to Noteholders of
                                            such Class of Notes on or prior
                                            to such date and (ii) any
                                            Contra Amounts allocated to
                                            such Class of Notes on or prior
                                            to such date, plus the
                                            aggregate amount of any
                                            Reference Credit Excess
                                            Recoveries allocated to such
                                            Class. The "Series Initial Note
                                            Balance" of a Series is the
                                            aggregate of the Initial Note
                                            Balances of each Class of Notes
                                            of such Series. The "Series
                                            Note Balance" of the Notes is
                                            the aggregate of the Note
                                            Balances of each Class of Notes
                                            of such Series. In no event
                                            will the Series Note Balance
                                            exceed the Series Initial Note
                                            Balance.

Credit Support...........................   The credit support for the
                                            Senior Notes of a Series is the
                                            subordination of the Classes of
                                            Notes of such Series with
                                            higher numeric designations.
                                            Such subordination is effected
                                            by the allocation of Contra
                                            Amounts as described above and
                                            by the preferential application
                                            of the Available Distribution
                                            Amounts to the Classes of Notes
                                            of a Series with a lower
                                            numeric designation relative to
                                            the Senior Notes of such Series
                                            to the extent described above.

Reference Pool Amortization Events.......   Upon the occurrence of either
                                            of the events listed below
                                            (each, an "Reference Pool
                                            Amortization Event") relating
                                            to any Series of Notes, the
                                            Swap Counterparty will not be
                                            permitted to add any additional
                                            Reference Credits to the
                                            related Reference Pool and the
                                            Swap Amount of the related
                                            Credit Swap will be reduced as
                                            and to the extent that the
                                            Reference Credit Face Amount of
                                            each Reference Credit in the
                                            related Reference Pool is
                                            reduced through payments of
                                            principal on the Reference
                                            Credits.

                                            A "Series Cumulative Loss
                                            Amortization Event" will occur
                                            on the first Payment Date on
                                            which the aggregate outstanding
                                            Contra Amount as of the related
                                            Determination Date exceeds (i)
                                            with respect to Series 1998-1,
                                            ___% of the Series Initial Note
                                            Balance for Series 1998-1, (ii)
                                            with respect to Series 1998-2,
                                            ___% of the Series Initial Note
                                            Balance for Series 1998-2 or
                                            (iii) with respect to Series
                                            1998-3, ___% of the Series
                                            Initial Note Balance for Series
                                            1998-3.

                                            A "Series Pool Amortization
                                            Event" will occur on the
                                            Payment Date immediately
                                            following a Coverage Period in
                                            which (i) the Reference Credits
                                            do not meet the Series
                                            Reference Pool Guidelines and
                                            (ii) such failure has been
                                            unremedied for a period of the
                                            greater of (a) thirty days and
                                            (b) the number of days from the
                                            initial failure to meet the
                                            Series Reference Pool
                                            Guidelines to and including the
                                            next Payment Date.

Events of Default........................   Each of the following events
                                            constitutes an "Event of
                                            Default":

                                            (i)      the Issuer defaults in
                                                     the payment of any
                                                     interest or principal
                                                     due in respect of any
                                                     Class of Notes and
                                                     such default continues
                                                     for a period of five
                                                     Business Days;

                                            (ii)     the Issuer fails to
                                                     perform or observe any
                                                     of its other material
                                                     obligations under the
                                                     Notes or the Indenture
                                                     and such failure
                                                     continues for a period
                                                     of thirty days (or
                                                     such longer period as
                                                     the Trustee may
                                                     permit) following the
                                                     service of notice of
                                                     such failure to
                                                     perform to the Issuer;

                                            (iii)    the Issuer becomes
                                                     subject to an
                                                     insolvency event;

                                            (iv)     the Repo Counterparty
                                                     defaults in the
                                                     payment of any amount
                                                     due in respect of the
                                                     Repurchase Agreements
                                                     and such default
                                                     continues for a period
                                                     of five Business Days;

                                            (v)      the Swap Counterparty
                                                     defaults in the
                                                     payment of any amount
                                                     due in respect of any
                                                     Credit Swap and such
                                                     default continues for
                                                     a period of five
                                                     Business Days;

                                            (vi)     the Issuer is required
                                                     to register as an
                                                     "investment company"
                                                     under the United
                                                     States Investment
                                                     Company Act of 1940,
                                                     as amended (the
                                                     "Investment Company
                                                     Act"); or

                                            (vii)    the entry against the
                                                     Issuer by one or more
                                                     courts of competent
                                                     jurisdiction of one or
                                                     more final judgments
                                                     or orders (not subject
                                                     to appeal) in an
                                                     aggregate amount in
                                                     excess of $1,000,000
                                                     (after giving effect
                                                     to insurance, if any,
                                                     available with respect
                                                     thereto) which
                                                     judgment(s) or
                                                     order(s) remain
                                                     unstayed or
                                                     undischarged for a
                                                     period of 30 days
                                                     after the date on
                                                     which the right to
                                                     appeal has expired.

                                            In the case of any event
                                            described in the preceding
                                            paragraph, other than clause
                                            (ii), an Event of Default with
                                            respect to the Series to which
                                            such Event of Default applies
                                            will be deemed to have occurred
                                            without any notice or other
                                            action on the part of the
                                            Trustee or the Noteholders
                                            immediately upon the occurrence
                                            of such event. In the case of
                                            any event described in clause
                                            (ii) above, an Event of Default
                                            with respect to the Series to
                                            which such Event of Default
                                            applies will be deemed to have
                                            occurred only if, after any
                                            applicable grace period, the
                                            Trustee at its discretion or if
                                            so requested in writing by the
                                            holders of at least a majority
                                            of the aggregate Note Balance
                                            of the Senior Notes of such
                                            Series or if so directed by a
                                            resolution of such Noteholders
                                            adopted by a two-thirds
                                            majority of the Note Balance of
                                            such Notes declares that an
                                            Event of Default has occurred
                                            with respect to all Notes of
                                            such Series. On the date on
                                            which an Event of Default with
                                            respect to any Series is deemed
                                            to have occurred, all Notes
                                            with respect to such Series
                                            will be due and payable at
                                            their Note Balance and any
                                            accrued and unpaid interest
                                            thereon.

Optional Tax Redemption..................   The Issuer may, with 30 days'
                                            prior written notice, on any
                                            Payment Date redeem all (but
                                            not part) of the Notes at the
                                            aggregate principal amount
                                            thereof plus all accrued and
                                            unpaid interest thereon in the
                                            event (each such event, an
                                            "Optional Tax Redemption") of:

                                            (a)      certain tax changes
                                                     affecting the Notes,
                                                     the Swap Counterparty
                                                     Payments or payments
                                                     on the Repurchase
                                                     Agreements; or

                                            (b)      certain tax changes
                                                     affecting the Issuer
                                                     if it would not be
                                                     entitled to relief for
                                                     any amount of tax
                                                     which it is obligated
                                                     to pay.

Form and Denomination....................   The Senior Notes will be issued
                                            in the form of beneficial
                                            interests in one or more global
                                            notes (the "Global Senior
                                            Notes"), deposited with the
                                            Trustee as custodian for DTC
                                            (in such capacity, the
                                            "Custodian") or any successor,
                                            pursuant to a depositary
                                            agreement (the "Depositary
                                            Agreement") among the Issuer,
                                            the Depositary and the Trustee.

                                            The Senior Notes will be
                                            available in the minimum
                                            denomination of $1,000 each and
                                            in multiples of $1.00 in excess
                                            thereof.

Covenants................................   The Issuer will be subject to
                                            covenants including a negative
                                            pledge and a covenant not to
                                            engage in any activity other
                                            than entry into the Credit
                                            Swaps and the Repurchase
                                            Agreements, the exercise of its
                                            rights in respect of the
                                            Collateral, the exercise of
                                            related rights and powers and
                                            other activities referred to
                                            herein or reasonably incidental
                                            thereto.

Administration of the
Reference Obligations....................   The Swap Counterparty will
                                            remain the legal and beneficial
                                            owner of the Reference Credits
                                            and will covenant to the Issuer
                                            and the Trustee that the Swap
                                            Counterparty will administer
                                            each Reference Credit in
                                            accordance with its ordinary
                                            business practices as if it had
                                            not entered in the Credit
                                            Swaps. The Swap Counterparty
                                            may, at its option, sell,
                                            assign, participate or transfer
                                            all or any portion of its
                                            rights and obligations under a
                                            Reference Credit.

Ratings..................................   It is a condition to issuance
                                            of the Series 1998-1 Notes, the
                                            Series 1998-2 Notes and the
                                            Series 1998-3 Notes that the
                                            Notes be rated as follows by
                                            Fitch Investors Service, L.P.
                                            ("Fitch"), Moody's Investors
                                            Service ("Moody's") and
                                            Standard & Poor's Ratings
                                            Services, a division of The
                                            McGraw-Hill Companies, Inc.
                                            ("S&P," and together with Fitch
                                            and Moody's, the "Rating
                                            Agencies"):

                                                         Ratings

                                            Series     Notes                    Fitch      Moody's       S&P
                                            ---------  ----------            -----------  ----------  ----------
                                            1998-1     Class I.............      [ ]         [ ]         [ ]
                                                       Class II............      [ ]         [ ]         [ ]
                                                       Class III...........      [ ]         [ ]         [ ]
                                                       Class IV............      [ ]         [ ]         [ ]
                                            1998-2     Class I.............      [ ]         [ ]         [ ]
                                                       Class II............      [ ]         [ ]         [ ]
                                                       Class III...........      [ ]         [ ]         [ ]
                                            1998-3     Class I.............      [ ]         [ ]         [ ]
                                                       Class II............      [ ]         [ ]         [ ]
                                                       Class III...........      [ ]         [ ]         [ ]


                                            No rating has been requested
                                            for the Series 1998-1 Class V
                                            Notes, the Series 1998-2 Class
                                            IV Notes or the Series 1998-3
                                            Class IV Notes and it is not
                                            expected that such Notes will
                                            be rated.

Legal Investment Consideration...........   The Series 1998-1 Class I Notes
                                            will be eligible securities for
                                            purchase by money market funds
                                            under Rule 2a-7 under the
                                            Investment Company Act of 1940,
                                            as amended.

Tax Status...............................   Upon the issuance of the Senior
                                            Notes, Skadden, Arps, Slate,
                                            Meagher & Flom LLP, special tax
                                            counsel to the Issuer, will
                                            deliver an opinion, based on
                                            the assumptions and
                                            representations referred to
                                            therein to the effect that, for
                                            United States Federal income
                                            tax purposes the Senior Notes
                                            will be characterized as
                                            indebtedness. Each holder, by
                                            the acceptance of a Senior
                                            Note, and each purchaser, by
                                            its acceptance of a beneficial
                                            interest in a Senior Note, will
                                            agree to treat such Note as
                                            indebtedness for all United
                                            States Federal, state and local
                                            income tax purposes.

ERISA Status.............................   Any person that proposes to
                                            purchase Senior Notes on behalf
                                            or with the "plan assets" of
                                            any employee benefit plan or
                                            other retirement arrangement
                                            subject to Title I of the
                                            Employee Retirement Income
                                            Security Act of 1974, as
                                            amended ("ERISA") or Section
                                            4975 of the Internal Revenue
                                            Code of 1986, as amended (the
                                            "Code") will be deemed to
                                            represent and warrant that one
                                            or more statutory or
                                            administrative exemptions from
                                            the prohibited transaction
                                            rules of ERISA and Section 4975
                                            of the Code applies, such that
                                            the purchase and holding of
                                            such Senior Notes by, on behalf
                                            of, or with "plan assets" of
                                            such plan does not and will not
                                            constitute or result in a
                                            "non-exempt prohibited
                                            transaction" under ERISA or
                                            Section 4975 of the Code. Such
                                            exemptions may apply to certain
                                            transactions involving
                                            insurance company general
                                            accounts, insurance company
                                            separate accounts, and bank
                                            collective investment funds,
                                            and to certain transactions
                                            determined on behalf of a plan
                                            by a "qualified professional
                                            assets manager" ("QPAM") or an
                                            "in-house asset manager"
                                            ("INHAM"). See "ERISA
                                            Considerations." Purchasers of
                                            the Notes will be deemed to
                                            have made certain
                                            representations set forth
                                            therein.

Operating Convention.....................   Calculations made on or as of a
                                            specified day will, unless the
                                            context requires otherwise, be
                                            made as of the close of
                                            business on the immediately
                                            preceding Business Day.


                                RISK FACTORS

     An investment in the Notes involves certain risks. Prospective investors should carefully consider the following factors, in addition to the matters set forth elsewhere in this Prospectus, prior to investing in the Notes.

     Credit Exposure to the Reference Obligors. As described in "The Credit Swaps," the obligation of the Issuer to make payments to the Swap Counterparty under the Credit Swaps is related to the credit of a number of Reference Obligors on specific Reference Credits. The Issuer will not know the identities of the Reference Obligors, and the identities of the Reference Obligors will not be disclosed to the Noteholders. Following the occurrence of a Reference Obligor Default Event, the Issuer will be obligated to pay to the Swap Counterparty under the Credit Swap an amount equal to the Reference Credit Default Amount with respect to any Defaulted Reference Credit in the Reference Pool. Because the amount the Issuer is obligated to pay to the Swap Counterparty under a Credit Swap is calculated as described above, the Issuer will be exposed to the credit of the Reference Obligors. In addition, in the event the Issuer pays any amount to the Swap Counterparty under a Credit Swap, the Note Balance of the Notes will be reduced by an amount (a "Contra Amount") equal to the amount paid by the Issuer allocated among the Notes of the then outstanding Class with the highest numeric designation until the Note Balance of such Class is reduced to zero and then among the Notes of the outstanding Class with the next highest numeric designation in descending order of numeric designation beginning with the Class with the highest numeric designation through Class II until the Note Balance of each such Class is reduced to zero.

     No Legal or Beneficial Interest in the Reference Credits. As a Counterparty under the Swap, the Issuer will have a contractual relationship only with the Swap Counterparty and not with the Reference Obligors. Consequently, the Issuer will not have any interest in any Reference Credits, and legal and equitable title to the Reference Credits will remain with the Swap Counterparty. The Issuer and the Trustee will have rights solely against the Swap Counterparty with respect to the Credit Swaps and will have no rights against the Reference Obligors. None of the Issuer, the Trustee, the Noteholders or any other entity have any rights to acquire from the Swap Counterparty (or to require the Swap Counterparty to transfer, assign or otherwise dispose of) any interest in the Reference Credits. Moreover, the Swap Counterparty will not grant the Issuer or the Trustee any security interest in any such Reference Credits.

     Reliance on Creditworthiness of CSFB. The ability of the Issuer to meet its obligations under the Notes will in part be dependent on the receipt by it of payments from CSFB as Repo Counterparty under the Repurchase Agreements with respect to its obligations to pay interest under the Repurchase Agreements and to transfer additional Government Securities or cash to the Custodian to make up any Margin Deficit, and as a Swap Counterparty under the Credit Swaps with respect to its obligation to pay the quarterly Swap Counterparty Payment to the Issuer. Those obligations of CSFB under the Repurchase Agreements and under the Credit Swaps are unsecured obligations of CSFB. Consequently, the Issuer is relying not only on the creditworthiness of the Reference Obligors in respect of the Reference Credits, but also on the creditworthiness of CSFB in respect of the performance of its obligations to make payments to the Issuer under the Repurchase Agreements and under the Credit Swaps. CSFB has no obligation to transfer any of its rights and obligations under the Reference Credits or any other transaction document in the event of a revision or withdrawal of its any rating on its unsecured senior debt.

     Continued Relationship of CSFB with Reference Obligors under the Reference Credits. The Issuer has no legal or beneficial ownership interest in the Reference Credits, and CSFB will not be, and will not be deemed to be acting as, the agent or trustee of the Issuer in connection with the exercise of, or the failure to exercise, any of the rights or powers of CSFB arising under or in connection with its holding of any such Reference Credits. CSFB and its affiliates may accept deposits from, make loans or otherwise extend credit to, and generally engage in any kind of commercial or investment banking or other business transactions with, any Reference Obligor and, as lender of record for each Reference Credit, may act with respect to such transactions in the same manner as if it had not entered into the Credit Swaps and without regard to whether any such action might have an adverse effect on a Reference Obligor, a Reference Credit, the Issuer or the Noteholders. CSFB and its affiliates may have entered into and may from time to time enter into business transactions with Reference Obligors and may or may not hold obligations of or have any business relationships with any Reference Obligors. These relationships may give rise to interests that are different from or adverse to the interests of the Noteholders.

     Considerations of the Interests of the Issuer by CSFB. CSFB will exercise or enforce or refrain from exercising or enforcing any or all of its rights and powers arising under or in connection with a Reference Obligation or agree to or refuse amendments or waivers of the terms applicable to any such Reference Obligation in accordance with its ordinary business practices as if it had not entered into the Credit Swaps. As a result, the Issuer is relying on the ordinary business practices of CSFB with respect to the administration of the Reference Obligations. Neither the Issuer nor the Trustee has any rights or powers to compel CSFB to take or refrain from taking any action other than in accordance with its ordinary business practices as if it had not entered into the Credit Swaps. The Issuer has agreed with CSFB that the interests of the Issuer will be deemed to be adequately protected if CSFB acts or refrains from acting in accordance with its ordinary business practices as if it had not entered into the Credit Swaps, and CSFB will be entitled to undertake or refrain from undertaking actions referred to above with respect to the Reference Obligations without further regard to the interests of the Issuer.

     Limited Provision of Information from CSFB. CSFB is not required to provide the Issuer, the Trustee or any other person with information relating to the identity of a Reference Obligor or other information that would lead to the identification of a Reference Obligor or with copies of financial and other information sent to it pursuant to any Reference Credit or notify the Issuer, the Trustee or any other person of the contents of any notice received by it pursuant to any Reference Credit. In addition, CSFB will not have any obligation to keep the Issuer, the Trustee or any other person informed as to matters arising in relation to the Reference Credits except with respect to certain information provided pursuant to the related Credit Swap. None of the Issuer, its agents or the Trustee will have any right to inspect any records relating to the Reference Credits held by CSFB or its delegates, and CSFB will be under no obligation to disclose any further information or evidence regarding the existence or terms of any Reference Credit or any matters arising in relation thereto or otherwise regarding a Reference Credit, guarantor or other person unless specifically referred to in the operative documents relating to the transactions described herein.

     Limited Assets. The Issuer has limited assets and, accordingly, the Issuer's ability to pay interest and principal on the Notes of a Series will be limited to the extent that the Issuer receives payments under the related Repurchase Agreement and under the related Credit Swap. In the event that all of the assets of the Issuer securing a Series have been exhausted, no amounts will thereafter be due and payable under such Series. None of the Series offered hereby will have any right to receive distributions from the for any other Series.

     Book-Entry Interests. Holders of Book-Entry Senior Notes will not be considered Noteholders under the Indenture. After payment to the Depositary, the Issuer will have no responsibility or liability for the payment of interest, principal or other amounts to DTC or to holders of Book-Entry Senior Notes. The Depositary or its nominee will be the sole Noteholder for Book-Entry Senior Notes, and, therefore, each person owning Book-Entry Senior Notes must rely on the procedures of the Depositary and DTC and, if such person is not a participant in DTC, on the procedures of the participant through which such person owns its interest (including, if applicable, Euroclear or Cedel Bank), to exercise any rights of a Noteholder under either Indenture.

     Limited Liquidity of the Senior Notes. There is currently no market for the Senior Notes. While the Underwriters intend to make a market in the Senior Notes they are under no obligation to do so. There can be no assurance that a secondary market for any of the Senior Notes will develop, or if a secondary market does develop, that it will provide the holders of the Senior Notes with liquidity or that it will continue for the life of such Notes. Consequently, any purchaser of the Senior Notes must be prepared to hold such Notes for an indefinite period of time or until final redemption of Senior Notes.


                          DESCRIPTION OF THE NOTES

     The Senior Notes, the Mezzanine Notes and the Subordinated Notes will all be issued pursuant to the Indenture. The following summary describes certain provisions of the Notes. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture. Copies of the Indenture may be obtained by prospective purchasers upon request in writing to the Trustee at ____________, Corporate Trust Department, ___________, New York, New York
______, Attention: Structured Finance Group. The Indenture will be available for inspection at the office of the Paying Agent in Luxembourg. Only the Senior Notes are being offered hereby.


Status and Security

     The Notes will be recourse debt obligations of the Issuer to the extent of the Collateral securing such obligations as described below. In the event that all assets of the Issuer have been exhausted, no amounts will thereafter be due and payable under the Notes. With respect to each Series, each Class of Notes will be senior in right of payment of interest and principal to each Class of Notes of such Series with a higher numeric designation. The Issuer's ability to pay interest and principal on the Notes of any Series, as direct recourse obligations of the Issuer, is limited to the extent that funds are available from the proceeds of the Collateral relating to such Series of Notes and otherwise as described herein. Accordingly, the Noteholders will be exposed to the credit risk of the Reference Obligors to the full extent of their investment in the Notes insofar as credit losses with respect to the Reference Obligors are not absorbed by the allocation of Contra Amounts to Notes with higher numeric designations.

     The credit support for the Senior Notes is the subordination of the Classes of Notes of such Series with higher numeric designations. Such subordination is effected by the allocation of Contra Amounts as described herein and by the preferential application of the Available Distribution Amounts to the Class of Notes with a lower numeric designation relative to the Classes of Notes with higher numeric designations, to the extent described herein.

     Under the terms of the Indenture, in order to secure the Issuer's obligations under the Indenture with respect to each Series of Notes, the Issuer will grant to the Trustee, on behalf of the Noteholders of the Notes of such Series, a security interest in (a) all of the Issuer's rights under the related Repurchase Agreement, together with all payments thereon or with respect thereto, (b) any Permitted Investments or cash held by the Custodian in the Issuer's Account maintained under the Custodial Agreement with respect to such Repurchase Agreement, (c) all of the Issuer's rights under the related Credit Swap, (d) all of the Issuer's benefits (but none of its liabilities) under the Administration Agreement, (e) all of the Issuer's rights in the Collection Account maintained by the Trustee with respect to such Series under the Indenture and the Eligible Investments held by the Trustee in such Collection Account, together with all payments thereon or with respect thereto, (f) all of the Issuer's rights in certain other bank accounts of the Issuer, (g) any sums held by any Paying Agent to meet the payments in respect of the Notes of such Series, (h) all of the Issuer's rights under any of the transaction documents not specifically described above, and (i) all proceeds of any of the foregoing, in each case relating to such Series (collectively, the "Collateral"). Such security interest in the portion of the Collateral consisting of Government Securities and cash will be subject and subordinate to the security interest in the Swap Collateral granted by the Issuer to the Swap Counterparty pursuant to the related Credit Swap as security for the Issuer's obligations under such Credit Swap.

     All payments in respect of each Series of Notes and the payment of any expenses will be made solely from the proceeds of the Collateral relating to such Series. The amount that will be available for payments on the Notes of a Series and payment of the related Series Expense Amount on any Payment Date will be the amount of payments and collections received in respect of the Collateral of such Series (including the proceeds of the sale of any Collateral) during the related Coverage Period.

     "Business Day" means any day other than (i) Saturday or Sunday or (ii) a day on which commercial banks in New York, New York or, for final payment of principal, in the relevant place of presentation, or the city in which either Trustee is located, are authorized or required by applicable law, regulation or executive order to close.


Legal Investment Consideration

     The Series 1998-1 Class I Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.


Interest

     The Notes will bear interest from the Closing Date. Such interest will be payable on each Payment Date, commencing ________ 15, 1998, quarterly in arrears on the 15th day of each January, April, July and October or, if such day is not a Business Day, the next succeeding Business Day. The Interest Accrual Period means (i) with respect to the initial Payment Date, the period commencing on the Closing Date and ending on the close of business on ----- 14, 1998, and (ii) with respect to each Payment Date thereafter, the period commencing on the fifteenth day of the month in which the preceding Payment Date occurred and ending at the close of business on the fourteenth day of the month in which such Payment Date occurs. Interest on the Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed during the applicable Interest Accrual Period.

     On each Payment Date, the Available Interest Distribution Amount with respect to each Series will be distributed as follows: (i) first, an amount equal to the Series Expense Amount, to the Issuer; and (ii) second, to each Class of Notes in order of increasing numeric designation, an amount equal to the related Interest Distribution Amount, with the Available Interest Distribution Amount being distributed to Classes of Notes with identical numeric designations pro rata based on their respective Note Balances.


Available Distribution Amount

     For each Series, with respect to any Coverage Period, all payments received in respect of interest on the related Repurchase Agreement and payments by the Swap Counterparty of Swap Counterparty Payments on the related Credit Swap will constitute the "Available Interest Distribution Amount" for such Series and Coverage Period. All payments received with respect to Eligible Investments which are attributable to interest (including the amount of any discount) will not be treated as "Available Interest Distribution Amounts."

     For each Series, with respect to any Coverage Period during which a Principal Payment Event with respect to such Series has occurred, all payments received in respect of principal on the related Repurchase Agreement and any Permitted Investments relating to that Series and all payments received with respect to Eligible Investments relating to that Series which are attributable to principal will constitute the "Available Principal Distribution Amount" for such Series and Coverage Period.

     The Available Interest Distribution Amount for each Series will be used to pay interest on the Notes of such Series and the Series Expense Amount, and the Available Principal Distribution Amount will be used to pay principal on the Notes for each such Series. For each Series, the Available Interest Distribution Amount and the Available Principal Distribution Amount (together, the "Available Distribution Amount") will be deposited in the related Collection Account maintained by the Trustee under the Indenture (collectively, the "Collection Accounts").

     The Trustee will, in accordance with the Indenture, invest and reinvest, on behalf of the Issuer, collected funds on deposit in the Collection Accounts in Eligible Investments so long as such funds are not needed for making required payments to any Paying Agent.

     "Eligible Investments" means (i) obligations fully guaranteed by the United States of America, (ii) demand deposits, time deposits or certificates of deposit of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided the short-term debt rating of such depository institution or trust Company will be at least "A-1" by S&P and at least "P-1" by Moody's, (iii) commercial paper having, at the time of the Issuer's investment or a contractual commitment to invest, a rating of at least "A-1" by S&P and at least "P-1" by Moody's,
(iv) demand deposits, time deposits or certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation having, at the time of the Issuer's investment therein, a rating of at least "A-1" by S&P and at least "P-1" by Moody's, (v) bankers' acceptances issued by any depository institution or trust Company described in (ii) above, (vi) money market funds having, at the time of the Issuer's investment therein, a rating of at least "AAAm" by S&P and at least "Aaa" by Moody's, (vii) time deposits, other than as referred to in (iv) above, with an entity, the commercial paper of such entity having a credit rating of at least "A-1" by S&P and at least "P-1" by Moody's, and (viii) any other investment if the Rating Agency Condition has been satisfied.

     "Series Expense Amount" means for each Series, with respect to each Payment Date, the ordinary administrative expenses of the Issuer, other than the interest on the Notes, which accrued during the related Coverage Period, allocable to each such Series on a pro rata basis based on the respective Note Balances. The aggregate Series Expense Amount for all Series will not exceed [$200,000] per annum.

     The Interest Rate payable on the Notes with respect to each Interest Accrual Period will be an annual rate equal to the London interbank offered rate for three-month Eurodollar deposits ("LIBOR") plus the Applicable Margin for such Class of Notes. The Luxembourg Stock Exchange will be informed of any change in reference criteria used to calculate the Notes. The Issuer has initially appointed ___________ in London as calculation agent (the "Calculation Agent") for purposes of determining LIBOR for each Interest Accrual Period. On the second London Banking Day preceding the first day of each Interest Accrual Period (each, a "LIBOR Determination Date"), the Calculation Agent will determine LIBOR in accordance with the following provisions:

         LIBOR for any Interest Accrual Period will equal the rate, as determined by the Calculation Agent, for Dollar deposits for the relevant term which appears on the Telerate Page 3750 (as defined in the 1991 ISDA Definitions published by the International Swaps and Derivatives Association, Inc., or such other page as may replace such Telerate Page 3750) as of 11:00 a.m. (London time) on the applicable LIBOR Determination Date, as reported by Bloomberg Financial Markets Commodities News. If, on any LIBOR Determination Date, such rate does not appear on the Telerate Page 3750, the Calculation Agent will determine the arithmetic mean of the offered quotations of the Reference Banks to prime banks in the London interbank market for Eurodollar deposits for the term of such Interest Accrual Period (except that in the case where such Interest Accrual Period will commence on a day that is not a Business Day, for the relevant term commencing on the next following Business Day), by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such LIBOR Determination Date made by the Calculation Agent to the Reference Banks. If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR will equal such arithmetic mean. If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, LIBOR will be deemed to be the arithmetic mean of the offered quotations that the leading banks in New York City selected by the Calculation Agent (after consultation with the Issuer) are quoting as of approximately 11:00 a.m. (New York City time) on the first day of the Interest Accrual Period for Dollar deposits for the term of such Interest Accrual Period (except that in the case where such Interest Accrual Period will commence on a day that is not a Business Day, for the relevant term commencing on the next following Business Day), to leading banks in the London interbank market.

     For the purposes of the preceding paragraph, all percentages resulting from such calculations will be rounded, if necessary, to the nearest one thirty-second of a percentage point and, for purposes of the last sentence of the above paragraph, all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point.

     "London Banking Day" means any day on which commercial banks are open for business and dealings in foreign exchange and foreign currency deposits are transacted in the London interbank market.

     "Reference Banks" means four major banks in the London interbank market selected by the Calculation Agent. The Calculation Agent will have no liability for the selection of Reference Banks.

     As soon as practicable after 11:00 a.m. (London time) on each LIBOR Determination Date, but in no event later than 4:30 p.m. (London time) on such day, the Calculation Agent will cause the Interest Rate for each Class of Notes for the next Interest Accrual Period and the amount of interest for such Interest Accrual Period payable in respect of each [$100,000] principal amount of each Class of Notes on the related Payment Date to be given to the Issuer and the Trustee. The Calculation Agent will also specify to the Issuer the quotations upon which the Interest Rates are based, and in any event the Calculation Agent will notify the Issuer before 4:30 p.m. (London time) on each LIBOR Determination Date that either: (i) it has determined or is in the process of determining such rates and amounts or (ii) it has not determined and is not in the process of determining such rates and amounts, together with its reasons therefor.

     The Issuer agrees that for so long as any of the Notes remain outstanding there will at all times be a Calculation Agent which will be a leading bank engaged in transactions in Eurodeposits in the international Euromarket, will not control, be controlled by or under common control with the Issuer or its affiliates, and will have an established place of business in London. The Calculation Agent may be removed by the Issuer at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer, or if the Calculation Agent fails to determine either of the rates or amounts for any Interest Accrual Period, the Issuer will promptly appoint the London office of another leading bank meeting the qualifications set forth in the Indenture, to act as successor Calculation Agent. The Calculation Agent may not resign its duties without a successor having been duly appointed.

     The Calculation Agent will cause the rates, amounts and Payment Date to be communicated to Euroclear and Cedel Bank by the Business Day immediately following each LIBOR Determination Date. The determination of the rates and the amounts by the Calculation Agent will (in the absence of manifest error) be final and binding upon all parties.


Principal

     Upon the occurrence of (i) an Event of Default, (ii) an Optional Tax Redemption or (iii) the Scheduled Maturity Date for any Class of Notes (each such event, a "Principal Payment Event"), an amount equal to the Note Balance of the Notes with respect to which such Principal Payment Event relates is required to be paid on such Notes. On the Payment Date following the occurrence of a Principal Payment Event with respect to a Series of Notes, the Principal Distribution Amount for such Series will be distributed to the payment of the Note Balance of each related Class of Notes in order of increasing numeric designation to the extent of Available Principal Distribution Amount of such Series, with the Available Principal Distribution Amount of such Series being distributed to Classes of Notes within such Series with identical numeric designations pro rata based on their respective Note Balances.

     No principal will be distributable to any Class of Notes of a Series prior to the date on which a Principal Payment Event with respect to the such Series has occurred.


Scheduled Maturity Date

     Unless previously paid, or purchased and cancelled by the Issuer, (i) the Series 1998-1 Notes are expected to mature on the ______ 1999 Payment Date, (ii) the Series 1998-2 Notes are expected to mature on the ______ 2001 Payment Date and (iii) the Series 1998-3 Notes are expected to mature on the ______ 2003 Payment Date.


Legal Final Maturity Date

     No further payments of principal or interest will be made with respect to (i) the Series 1998-1 Class I Notes after _______, 1999, (ii) the Series 1998-1 Notes (other than the Series 1998-1 Class I Notes) after the ______ 2002 Payment Date, (iii) the Series 1998-2 Notes after the ______ 2004 Payment Date and (iv) the Series 1998-3 Notes after the ______ 2006 Payment Date.


Allocation of Contra Amounts

     The Contra Amount with respect to a Series at any time is the aggregate amount paid by the Issuer under the related Credit Swap. Any increase in the Contra Amount with respect to a Series during any Coverage Period will be allocated among the Notes of the then outstanding Class of such Series with the highest numeric designation until the Note Balance of such Class is reduced to zero and then among the Notes of the outstanding Class with the next highest numeric designation in descending order of numeric designation beginning with the Class with the highest numeric designation through Class II until the Note Balance of each such Class is reduced to zero; provided that the Note Balance for any Class of Notes will not be reduced to less than zero.

     Any decrease in the Contra Amount during any Coverage Period will be allocated among the Notes of the then outstanding Class with the lowest numeric designation until the Contra Amount allocated to such Class is reduced to zero and then among the Notes of the outstanding Class with the next lowest numeric designation in ascending order of numeric designation beginning with Class II through the Class with the highest numeric designation until the Contra Amount allocated to each such Class is reduced to zero.


Note Balance

     The Initial Note Balance of any Class of Notes is the initial principal amount of such Class as of the Closing Date. The "Note Balance" of any Class of Notes is an amount equal to the Initial Note Balance of such Class, minus the sum of (i) the aggregate amount of principal payments on any date made to Noteholders of such Class of Notes on or prior to such date and (ii) any Contra Amounts allocated to such Class of Notes on or prior to such date, plus the aggregate amount of any Reference Credit Excess Recoveries allocated to such Class. The Series Initial Note Balance of a Series is the aggregate of the Initial Note Balances of each Class of Notes of such Series. The Series Note Balance of the Notes on any date is the aggregate of the Note Balances of each Class of Notes of such Series on such date. In no event will the Series Note Balance exceed the Series Initial Note Balance.


Credit Support

     With respect to each Series, the credit support for the Senior Notes is the subordination of the Classes of Notes of such Series with higher numeric designations. Such subordination is effected by the allocation of Contra Amounts as described above and by the preferential application of the Available Distribution Amount to the Classes of Notes with a lower numeric designation relative to the other Classes of Notes of such Series to the extent described above.


Reference Pool Amortization Events

     Upon the occurrence of either of the events listed below (each, a "Reference Pool Amortization Event") relating to any Series of Notes, the Swap Counterparty will not be permitted to add any additional Reference Credits to the related Reference Pool and the Swap Amount of the related Credit Swap will be reduced as and to the extent that the Reference Credit Face Amount of each Reference Credit in the related Reference Pool is reduced through payments of principal on the Reference Credits.

     A Series Cumulative Amortization Event will occur on the first Payment Date on which the aggregate outstanding Contra Amount as of the related Determination Date exceeds (i) with respect to Series 1998-1, ___% of the Series Initial Note Balance for Series 1998-1, (ii) with respect to Series 1998-2, ___% of the Series Initial Note Balance for Series 1998-2 and (iii) with respect to Series 1998-3, ___% of the Series Initial Note Balance for Series 1998-3.

     A Series Pool Amortization Event will occur on the Payment Date immediately following a Coverage Period in which (i) the Reference Credits for that Series do not meet the Series Reference Pool Guidelines and (ii) such failure has been unremedied for a period equal to the greater of (a) thirty days and (b) the number of days from the initial failure to meet the Series Reference Pool Guidelines to and including the next Payment Date.


Optional Tax Redemption

     The Issuer may, with 30 days' prior written notice, on any Payment Date redeem all (but not part) of the Notes at their Note Balance plus all accrued and unpaid interest thereon in the event (each such event, an "Optional Tax Redemption") of:

         (a) certain tax changes affecting the Notes, the Swap Counterparty Payments, or payments pursuant to the Repurchase Agreements; or

         (b) certain tax changes affecting the Issuer if it would not be entitled to relief for any amount of tax which it is obligated to pay.

     Redemption Procedures. Notice of redemption by the Issuer will be published in the Authorized Newspaper and will be given by first-class mail, postage prepaid, mailed not less than ten Business Days prior to the applicable redemption date, to each Noteholder at such Noteholder's address in the Note Register maintained by the Note Registrar under the Indenture. Any such notice of redemption may be withdrawn by the Issuer up to the sixth Business Day prior to the scheduled redemption date by written notice to the Trustee. Notice of any such withdrawal will be given by the Trustee to each Noteholder at such Noteholder's address in the Note Register by overnight courier guaranteeing next day delivery not later than the third Business Day prior to the scheduled redemption date.


Withholding Tax

     [Although payments of interest and principal on the Notes are not currently expected to be subject to withholding taxes (subject to compliance with any applicable administrative and procedural requirements), if any such taxes were imposed, because the Issuer is not obligated to pay additional amounts in relation thereto, the Noteholders would bear the burden of such taxes. In the event of an imposition by any jurisdiction of withholding tax with respect to any payment by CSFB with respect to the Repurchase Agreements or the Credit Swap, CSFB will be obligated to pay additional amounts to the Issuer such that the Issuer receives its payments on a "grossed-up" basis.]


Cancellation

     All Notes that are redeemed or paid and surrendered for cancellation as described herein will forthwith be cancelled and may not be reissued or resold.


Paying Agents and Transfer Agent

     ____________and ________ Luxembourg S.A. and any other financial institution appointed as a Paying Agent by the Issuer. For so long as the Senior Notes are listed on the Luxembourg Stock Exchange, the Issuer will maintain a Paying Agent and Transfer Agent in Luxembourg.


Payments on Registered Global and Individual Notes

     Payments in respect of principal and interest on a Note will be made to the person in whose name such Note is registered on the Record Date. Payments on the Global Senior Notes will be made by wire transfer in immediately available funds to an account maintained by DTC or its nominee or, if wire transfer cannot be effected, by a check delivered to DTC or its nominee. Final payments in respect of principal on the Notes will be made only against surrender of such Notes at the office of any Paying Agent appointed under the Indenture. None of the Issuer, the Trustee or the Paying Agents will have any responsibility or liability for any aspects of the records maintained by DTC or its nominee or any of its participants relating to, or for payments made thereby on account of, beneficial interests in a Global Senior Note.

     The Issuer expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Senior Note held by DTC or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Global Senior Note as shown on the records of DTC or its nominee. The Issuer also expects that payments by participants to owners of beneficial interests in such Global Senior Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

     Payments on the Individual Notes will be made by a check delivered by mail to the Noteholder at the address noted in the Note Register or its nominee or by wire transfer in immediately available funds, provided that the Noteholder provides wiring instructions to the Trustee as set forth in the Indenture. If any payment on a Note is due on a day that is not a Business Day, then payment will not be made until the next succeeding Business Day with the same force and effect as if made on the date for payment, and no interest will accrue for the period from or after that day.


Form, Denomination and Registration of the Notes

     The Issuer will cause to be kept a register (the "Note Register") with respect to the Notes. Subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Notes and the registration of transfers of Notes in the Note Register. The Trustee has been initially appointed "Note Registrar" for the purpose of registering the Notes and transfers of Notes as provided herein and in the Indenture.

     The Senior Notes will be issued in the form of beneficial interests in one or more global notes (the "Global Senior Notes"), deposited with the Trustee as custodian for DTC (in such capacity, the "Custodian") or any successor.

     Upon the issuance of the Global Senior Notes, DTC will credit, on its internal system, the respective individual beneficial interests represented by each Global Senior Note to the accounts of persons who have accounts with DTC ("Participants"). Such accounts initially will be designated by or on behalf of the Underwriters. Ownership of beneficial interests in a Global Senior Note will be limited to Participants or persons who hold interests through Participants. Beneficial interests in the Global Senior Notes may be held in minimum denominations of $1,000 in initial principal amount or any integral multiple of $1.00 in excess thereof. Ownership of beneficial interests in the Global Senior Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants).

     So long as DTC, or its nominee, is the registered owner or holder of a Global Senior Note, DTC or such nominee, as the case may be, will be treated as the sole owner or holder of the Notes represented by such Global Senior Note for all purposes under the Indenture and the Notes. No owner of a beneficial interest in a Global Senior Note will be able to transfer that interest except in accordance with DTC's applicable procedures.

     Transfers within and among DTC, Cedel Bank and Euroclear. Transfers between Participants in DTC will be effected through DTC's Deposit/Withdrawal at Custodian ("DWAC") system and will be settled in same-day funds upon clearance of the transfer through the DWAC system. The laws of some States require that certain persons take physical delivery in definitive form of securities. Consequently, the ability to transfer beneficial interests in a Global Senior Note to such persons may be limited. Because DTC can only act on behalf of Participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in a Global Senior Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. Transfers between participants in Cedel Bank and Euroclear will be effected in accordance with their respective rules and operating procedures.

     Cross-market transfers between DTC Participants other than depositaries for Cedel Bank or Euroclear, on the one hand, and directly or indirectly through Cedel Bank or Euroclear participants, on the other, will be effected through the DWAC system on behalf of Cedel Bank or Euroclear, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Cedel Bank or Euroclear, as the case may be, by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (which are established on the basis of Brussels time). Cedel Bank or Euroclear, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving beneficial interests in the relevant Global Senior Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the DWAC system upon clearance of the transfer through the DWAC system. Cedel Bank participants and participants in Euroclear may not deliver instructions directly to the depositaries for Cedel Bank or Euroclear.

     Although DTC, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of beneficial interests in the Global Senior Notes among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC, Cedel Bank or Euroclear or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

     Individual Notes. Individual certificated notes ("Individual Notes") will be issued to Noteholders or their nominees if DTC notifies the Note Registrar or the Trustee that it is no longer willing or able to continue as depository with respect to the Global Senior Notes or is no longer eligible under the terms of the Indenture to act as depository and the Note Registrar is unable to appoint a qualified successor within 90 days of receiving notice of such ineligibility on the part of DTC.

     Individual Notes may, in the sole discretion of the Trustee, be issued to Noteholders or their nominees if the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Noteholders under the Notes, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of such Notes.


Notices

     Notices to Noteholders will be mailed or faxed to them at their respective addresses or fax numbers in the Register and will be published (so long as any Senior Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require) in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxembourger
Wort). Any such notice will be deemed to have been given on the later of the date of such publication and the day of such mailing or faxing; provided, however, in no case will any such notice be effective with respect to a particular Noteholder later than the date of receipt of such notice by such Noteholder.


Access to Noteholder List

     Any Noteholder will have the right, after the occurrence and during the continuance of a Default (as defined in the Indenture) or Event of Default and upon five Business Days' prior written notice to the Note Registrar and at the expense of the Issuer, to obtain a complete list of the Noteholders; provided, however, that each Noteholder agrees by acceptance of its Note that it will use such list for no purpose other than the exercise of its rights under the Indenture; provided, further, that the Note Registrar will have no liability in connection with releasing such a list upon request made in accordance with the terms of the Indenture.


Governing Law

     The Notes, the Indenture, the Repurchase Agreements, the Custodial Agreements, the Credit Swaps and the Administration Agreement are governed by, and will be construed in accordance with, the laws of the State of New York. The parties to such agreements have submitted to the non-exclusive jurisdiction of the New York courts.


                               THE INDENTURE

     The Issuer will issue the Notes pursuant to the Indenture. The Administrator will undertake certain administrative duties with respect to the Issuer pursuant to the Administration Agreement. The following summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Indenture, the Administration Agreement and the other agreements referred to below.


Events of Default

     With respect to each Series, the "Events of Default" in the Indenture consist of the following events: (i) the Issuer defaults in the payment of any interest or principal due in respect of any Class of Notes and such default continues for a period of five Business Days; (ii) the Issuer fails to perform or observe any of its other material obligations under the Notes or the Indenture and such failure continues for a period of thirty days (or such longer period as the Trustee may permit) following the service of notice of such failure to perform to the Issuer; (iii) the commencement by the Issuer of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property; or the consent by the Issuer to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making of a general assignment for the benefit of creditors; or the failure on the part of the Issuer generally to pay its debts as they become due or the taking of any action in furtherance of any of the foregoing;
(iv) the commencement of an involuntary case or other proceeding against the Issuer seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, where such involuntary case or other proceeding will remain undismissed and unstayed for a period of 60 days; or the entry of an order for relief against the Issuer under any bankruptcy law; (v) the Repo Counterparty defaults in the payment of any amount due in respect of the Repurchase Agreements and such default continues for a period of [five Business Days];
(vi) the Swap Counterparty defaults in the payment of any amount due in respect of any Credit Swap and such default continues for a period of five Business Days; (vii) the Issuer is required to register as an "investment company" under the Investment Company Act; or (viii) the entry against the Issuer by one or more courts of competent jurisdiction of one or more final judgments or orders (not subject to appeal) in an aggregate amount in excess of $1,000,000 (after giving effect to insurance, if any, available with respect thereto) which judgment(s) or order(s) remain unstayed or undischarged for a period of 30 days after the date on which the right to appeal has expired.

     In the case of any event described in the preceding paragraph, other than clause (ii), an Event of Default with respect to the Series to which such Event of Default applies will be deemed to have occurred without any notice or other action on the part of the Trustee or the Noteholders immediately upon the occurrence of such event. In the case of any event described in clause (ii) above, an Event of Default with respect to the Series to which such Event of Default applies will be deemed to have occurred only if, after any applicable grace period, the Trustee at its discretion or if so requested in writing by the holders of at least a majority of the aggregate Note Balance of Senior Notes of such Series (or, if no Senior Notes are outstanding, the Mezzanine Notes and the Subordinated Notes) or if so directed by a resolution of such Noteholders adopted by a two-thirds majority of the Note Balance of such Notes declares that an Event of Default has occurred with respect to all Notes of such Series. On the date on which an Event of Default with respect to any Series is deemed to have occurred, all Notes with respect to such Series will be due and payable at their Note Balance and any accrued and unpaid interest thereon.


Remedies

     Following an Event of Default, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on such Notes or to enforce the performance of any provision (including any obligation of payment or performance) of the Notes or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and a delay or omission by such Note Trustee or any Noteholders in exercising any right or remedy accruing upon an Event of Default will not impair any right or remedy available to such Noteholders or the Trustee or constitute a waiver of or acquiescence in the Event of Default.

     With respect to each Series, in the event of receipt by the Trustee of money upon the occurrence of an Event of Default with respect to such Series, the proceeds will be distributed: (a) to the payment of the [pro rata portion of the following expenses based on the aggregate Note Balance of such defaulted Series:] (i) taxes owing by the Issuer accrued for the related Interest Accrual Period, if any; (ii) accrued and unpaid expenses of the Issuer; (iii) [accrued and unpaid fees, and reimbursement of expenses of, the Trustee;] and (iv) accrued and unpaid expenses of the Administrator incurred in connection with the enforcement of the rights of the Issuer or the Senior Noteholders; (b) to the payment when due of all amounts payable under the Indenture in respect of the Class I Notes with respect to such Series; (c) to the payment when due of all amounts payable under the Indenture in respect of the Class II Notes with respect to such Series; (d) to the payment when due of all amounts payable under the Indenture in respect of the Class III Notes with respect to such Series;
(e) to the payment when due of all amounts payable under the Indenture in respect of the Class IV Notes with respect to such Series; (f) to the payment when due of all amounts payable under the Indenture in respect of the Series 1998-1 Class V Notes; (g) to the payment of all costs and expenses, pro rata, based on the aggregate Note Balance of such defaulted Series incurred by the Administrator under the Administration Agreement, other than those costs and expenses set out above; and (h) to the payment of the Issuer.

     With respect to each Series, the holders of a majority of the aggregate Note Balance of the Class outstanding with the lowest numeric designation of such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee may refuse to follow any direction that conflicts with any law or the Indenture, that the Trustee determines may be unduly prejudicial to the rights of any other Noteholder of such Class (as such), or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. With respect to Book-Entry Senior Notes, the Trustee will act only in accordance with the instructions of Cede & Co., as nominee for The Depository Trust Company ("DTC"), in respect of all Global Senior Notes. Under its rules, DTC will act only in accordance with the instructions of the Participants to whom Notes are credited, which will in turn act in accordance with the instructions of persons holding beneficial interests in such Notes through such Participants. Accordingly, although only Cede & Co. will be entitled to vote under the Indenture in respect of the Global Senior Notes, holders of beneficial interests in the Global Senior Notes will be entitled to instruct DTC as to the manner in which to vote.

     No Noteholder may pursue any remedy with respect to the Indenture or the Notes (other than the institution of a suit for the payment of principal of Notes held by such Noteholder when due), unless (i) the Noteholder gives to the Trustee written notice of a continuing Event of Default; (ii) the holders of a majority of the aggregate Note Balance of the Notes of the same Class as the Notes of such Noteholder make a written request to the Trustee to pursue the remedy; (iii) the holders of a majority of the aggregate Note Balance of the Notes of the same Class as the Notes of such Noteholder offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period the holders of a majority of the aggregate Note Balance of the Notes of the same Class as the Notes of such Noteholder do not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with the request. Neither the Trustee in its individual capacity, nor the Underwriters, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the Notes or for the agreements of the Issuer contained in the Indenture.


Security Interest

     Pursuant to the Indenture, the Issuer will grant to the Trustee for the benefit of the Noteholders of each Series a security interest in the Collateral for such Series. Such security interest in Government Securities and cash will be subject and subordinate to the security interest in the Swap Collateral granted by the Issuer to the Swap Counterparty pursuant to the related Credit Swap as security for the Issuer's obligations under such Credit Swap.


Certain Covenants

     The Issuer has covenanted with the Trustee that it will not, among other things, (i) sell, transfer, assign, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (by security interest, lien (statutory or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever or otherwise) (or permit such to occur or suffer such to exist) any part of the Collateral, except as expressly permitted by the Indenture;
(ii) claim any credit on, or make any deduction from, the principal or interest payable in respect of the Notes (other than amounts withheld in accordance with the Code) or assert any claim against any present or future Noteholder, by reason of the payment of any taxes levied or assessed upon any part of the Collateral; (iii) incur, assume or guarantee or become directly or indirectly liable with respect to any indebtedness or any contingent obligations (including swap agreements, cap agreements, reimbursement obligations, repurchase obligations or the like), other than pursuant to the Notes, the Underwriting Agreement, the Indenture, and the other agreements and transactions expressly contemplated hereby; (iv) (A) permit the validity or effectiveness of the Indenture or any grant thereunder to be impaired, or permit the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Indenture or the Notes, except as may be expressly permitted hereby,
(B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of the Indenture and, with respect to the Swap Collateral, the lien under the Credit Swaps) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof, any interest therein or the proceeds thereof, or (C) take any action that would cause the lien of the Indenture not to constitute a valid first priority perfected security interest in the Collateral, except as may be expressly permitted thereby (or in connection with a disposition of Collateral required thereby); (D) make or incur any capital expenditures, except as reasonably required to perform its functions in accordance with the terms of the Indenture; or (E) become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease.

     The Issuer has further covenanted with the Trustee that it will not, among other things, (a) (i) engage in any activity which is not reasonably incidental to any of the activities which the relevant transaction documents provide or envisage that the Issuer will engage in; (ii) open any account whatsoever with any bank or other financial institution, save where obliged to do so under the transaction documents; or (iii) have any subsidiaries or employees or premises; (b) pay any dividend or make any other distribution to its shareholders except in accordance with the provisions of the transaction documents; (c) consolidate or merge with any other person or convey or transfer its properties or assets substantially as an entirety to any other person; or (d) cause or permit any of such documents, or the priority of these security interests created thereby, to be amended, terminated or discharged or cause or permit any party to any of such documents to be released from any obligations thereunder.


The Collection and Payment Accounts

     All payments on the Repurchase Agreement and the Credit Swap for a Series will be held by the Trustee in an account established by the Trustee under the Indenture (each, a "Collection Account") for the benefit of the Noteholders of such Series. Amounts in a Collection Account will be available for application as described herein under "Description of the Notes--Interest" and "--Principal." Amounts received in the Collection Account will be invested and reinvested by the Trustee at the direction of the Issuer in Eligible Investments.


The Trustee

     The Trustee under the Indenture will be __________, a ____________ or any successor thereto.


Duties of Trustee

     With respect to each Series, except during the continuance of an Event of Default, thee Trustee will (i) perform such duties and only such duties as are specifically set forth in the Indenture, (ii) rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the Trustee which conform to the requirements of the Indenture, and (iii) examine any such certificates and opinions which are specifically required to be furnished to the Trustee by the Indenture to determine whether or not they conform to the requirements of the Indenture. Upon the continuance of an Event of Default, the Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Within ninety days after ascertaining the occurrence of an Event of Default which has not been cured or waived, unless otherwise authorized by the Commission, the Trustee will be required to resign with respect to the Mezzanine and Subordinated Notes in accordance with the provisions of the Indenture, and the Issuer will be required to appoint a successor Trustee for the Mezzanine and Subordinated Notes so that there will be separate Trustees for the Senior Notes, on the one hand, and the Mezzanine and Subordinated Notes, on the other hand.


Compensation and Indemnity of Trustee

     The Issuer will (i) pay to the Trustee from time to time reasonable compensation for its services, (ii) reimburse the Trustee for all expenses, advances and disbursements reasonably incurred and (iii) indemnify the Trustee for, and hold it harmless against, any and all losses, liability or expense (including attorneys' fees) incurred by it in connection with the performance of its duties. The Trustee will not be indemnified against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith.


Replacement of Trustee

     The Senior Noteholders or, if no Senior Notes are outstanding, the Noteholders of the Mezzanine Notes and the Subordinated Notes (the "Subordinated Noteholders") holding not less than a majority of the aggregate Note Balance of the Senior Notes or the Mezzanine Notes and Subordinated Notes, as the case may be, may remove the Trustee without cause by so notifying the Trustee and the Issuer, and following such removal may appoint a successor Trustee. Any successor Trustee must at all times satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, and must have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of investment grade or better by each Rating Agency.

     The Trustee may resign at any time by so notifying the Issuer. If (i) the Trustee ceases to be eligible under the Indenture to continue as the Trustee, (ii) the Trustee is adjudged to be bankrupt or insolvent, (iii) the property of the Trustee comes under the charge of a receiver or other public officer, or (iv) the Trustee otherwise becomes incapable of acting, then (A) the Issuer may remove the Trustee or (B) any Senior Noteholder or, if no Senior Notes are outstanding, any Subordinated Noteholder, may petition a court of competent jurisdiction for the removal of the Trustee. Upon the resignation or removal of the Trustee, or the failure of the Senior Noteholders or the Subordinated Noteholders, as applicable, to appoint a successor Trustee following the removal without cause of the Trustee, the Issuer will be required promptly to appoint a successor Trustee. No removal or resignation of the Trustee will be effective until a successor Trustee has been appointed and has qualified.


Annual Compliance Statement

     The Issuer will be required to file annually with the Trustee a written statement as to the fulfillment of its obligations under the Indenture.


Statements to Noteholders

     On each Determination Date, the Issuer will prepare the Quarterly Report and provide copies thereof to the Trustee and each Rating Agency. The Quarterly Report will also be delivered by the Issuer to the Paying Agent in Luxembourg and will be made available at the offices of the Paying Agent in Luxembourg. The Trustee will provide such report to the Noteholders of record. See "Administration Agreement--Quarterly Reports."


Satisfaction and Discharge of the Indenture

     The Indenture will be discharged with respect to the Collateral securing the Notes of a Series upon the delivery to the Trustee for cancellation of all of the Notes of such Series or, with certain limitations, including receipt of certain opinions with respect to tax matters, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes (including interest and any fees due and payable).


Modification of the Indenture

     Without the consent of the Noteholders, the Issuer and the Trustee may execute a supplemental indenture for the purposes of (i) adding to the covenants of the Indenture, (ii) curing any ambiguity, (iii) evidencing a successor entity to the Issuer or a successor entity to the Trustee, (iv) correcting or supplementing any provision which may be inconsistent with any other provision, (v) making any other provision with respect to matters or questions arising under the Indenture which will not be inconsistent with other provisions of the Indenture, (vi) adding provisions regarding the issuance of additional series or (vii) making any change that does not adversely affect the rights of the Noteholders.

     Except as set forth below, with the consent of the holders of more than fifty percent of the Note Balance of each Series of Senior Notes affected thereby, the Trustee and the Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture or modify in any manner the rights of the Holders of the Senior Notes of any Series.

     Without the consent of each Noteholder affected thereby, however, no supplemental indenture may (i) change the Scheduled Maturity Date, Legal Final Maturity Date, or the Payment Date of any Note, or reduce the Note Balance thereof or the Interest Rate thereon or change the coin or currency in which any Note or interest thereon is payable; (ii) impair the right to institute suit for the enforcement of any such payment on or after the date any such payment becomes due and payable; (iii) reduce the percentage in Note Balance, the consent of the Noteholders of which is required for the execution of any such amendment or supplement to the Indenture, or the consent of the Noteholders of which is required for any waiver of compliance with provisions of the Indenture or for any waiver of Defaults or Events of Defaults under the Indenture and their consequences provided for in the Indenture; (iv) change any obligation to purchase or redeem Notes or change any purchase or redemption price or dates; (v) modify or alter the provisions of the Indenture regarding the voting of Notes held by CSFB or any affiliate; (vi) permit the creation of any lien ranking prior to or on a parity with the lien of a Trustee under the Indenture with respect to any part of the Collateral (other than, with respect to the Swap Collateral, the lien under the Credit Swap), or except as otherwise permitted hereunder, terminate the lien under the Indenture on any property at any time subject thereto or deprive a Noteholder of the security afforded by such liens; or (vii) modify certain provisions of the Indenture relating to amendments, control or limitation on suits by Noteholders.


Evidence as to Compliance

     On or before ______ 31 of each calendar year in which there has been a Reference Obligor Default Event, the Issuer will cause a firm of nationally recognized independent public accountants to furnish a report to the effect that such firm has applied certain procedures agreed-upon with the Issuer and examined certain documents and records relating to CSFB's performance of its obligations with respect to Reference Obligor Default Events in accordance with the Credit Swaps and that, on the basis of such agreed-upon procedures, nothing has come to the attention of such firm that caused them to believe that such administration was not conducted in compliance with such Credit Swaps except for such exceptions or errors as such firm will believe to be immaterial and such other exceptions as will be set forth in such statement. Such report will set forth the agreed-upon procedures performed and will be available at the office of the Trustee and in Luxembourg at the main office of the Listing Agent for the Issuer in Luxembourg City, ______ Luxembourg S.A., ___________, Luxembourg City, Luxembourg.

     On or before ______ 31 of each calendar year, beginning ______ 31, 1999, the Issuer will cause a firm of nationally recognized independent public accountants to prepare financial statements of the Issuer. Such financial statements will be made available at the office of the Trustee and in Luxembourg, upon request, to the Noteholders.


Quarterly Reports

     On each Determination Date, the Issuer will prepare a report (the "Quarterly Report") setting forth the following information with respect to each outstanding Series: (a) the amount due to each Class of Notes, separately identifying the portions thereof which constitute principal and interest, (b) the amount paid to each Class of Notes, separately identifying the portions thereof which constitute principal and interest,
(c) the Note Balance of each Class of Notes, after giving effect to all payments to each Class of Notes on such Payment Date, (d) the LIBOR rate with respect to the related Interest Accrual Period, (e) the Series Note Balance, after giving effect to all payments to Noteholders on such Payment Date, (h) the aggregate Reference Credit Default Amount, Reference Credit Expected Recovery and Reference Credit Excess Recovery during the related Coverage Period, (i) the amount of any payments by the Issuer under the related Credit Swap, the related Contra Amount and the allocation of the Contra Amount among the Classes of Notes, and (j) the Series Expense Amount with respect to each Series for the related Coverage Period. The Quarterly Report will also include information as to whether a Principal Payment Event has occurred with respect to any Series. The Administrator will provide such report to each Rating Agency and to the Trustee for distribution to the Noteholders of record. All such reports will be available in Luxembourg.


                        THE ADMINISTRATION AGREEMENT

     _____will agree under the terms of the Administration Agreement to provide certain administrative services to the Issuer. The Administrator will serve until its resignation or dissolution or its removal by the Issuer or by the Issuer's member, as described herein. Certain of the Administrator's duties may be delegated to other parties as contemplated in the Administration Agreement.

     The Administrator will be responsible for the day-to-day operations of the Issuer and will provide accounting, clerical and administrative services to the Issuer.

     The Administration Agreement will have a term of eight years unless sooner terminated by a party thereto upon 90 days' written notice of such party's intention to terminate. No resignation or removal of the Administrator will become effective until the appointment, acceptance and assumption of duties by a successor Administrator. The Administration Agreement may be amended by the parties thereto with the written approval of the Trustee, who will not agree to any amendment that will have a material adverse effect on the Noteholders without the consent of a majority of the Noteholders.

     The Issuer will agree to indemnify the Administrator from and against any liability, actions, proceedings, claims, demands, costs or expenses whatsoever (other than those resulting from the negligence, willful misconduct, dishonesty, fraud, bad faith or reckless disregard on the part of the Administrator of its duties under the Administration Agreement) which may be imposed on, incurred by or asserted against the Administrator in performing its obligations or duties pursuant to the Administration Agreement. The Administrator will not be liable for any damage, loss, costs or expenses whatsoever to or by the Issuer at any time for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Administration Agreement, unless caused by the Administrator's own negligence, willful misconduct, dishonesty, fraud, bad faith or reckless disregard of its duties thereunder. However, in no event (except in the case of gross negligence, willful misconduct, dishonesty, fraud, bad faith or reckless disregard on the part of the Administrator) will the Administrator be liable for special, indirect, incidental or consequential losses or damages of any kind whatsoever, including lost profits.


                              THE CREDIT SWAPS

     The following description of the Credit Swaps consists of a summary of certain portions of the Credit Swaps and is qualified by reference to the detailed provisions of the Credit Swaps. The following summary does not purport to be complete, and prospective investors must refer to the Credit Swaps for detailed information regarding the Credit Swaps.

     On the Closing Date, the Issuer will enter into three separate credit swap agreements relating to each Series of Notes (each, a "Credit Swap") with the [ ] Branch of Credit Suisse First Boston (in such capacity, the "Swap Counterparty") pursuant to a ISDA Master Agreement and Confirmation dated the Closing Date between the Issuer and the Swap Counterparty. Each Credit Swap will be scheduled to terminate on the Scheduled Maturity Date of the related Series of Notes.


Reference Credits

     Pursuant to each Credit Swap, the Swap Counterparty will designate a pool of (i) reference obligations or portions thereof (each, a "Reference Obligation") of a Reference Obligor under a term loan, revolving credit facility, letter of credit or other credit facility extended to such Reference Obligor by Credit Suisse First Boston through one or more of its branches or subsidiaries or (ii) corporate debt securities or portions thereof of Reference Obligors (each, a "Reference Security," and together with the Reference Obligations, the "Reference Credits") meeting certain criteria specified in each Credit Swap (the "Series Reference Pool Guidelines"). The Swap Counterparty will have the right, in accordance with the terms and conditions of each Credit Swap, to substitute for existing Reference Credits, other Reference Credits meeting the Series Reference Pool Guidelines. A "Reference Obligor" means the person or entity obligated in respect of a Reference Credit. Reference Credits may also consist of other assets which satisfy the Rating Agency Condition. "Rating Agency Condition" means, with respect to any action subject to such condition, that each Rating Agency shall have notified the Issuer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Class of Notes rated by such Rating Agency. The Reference Credits from time to time in the pool designated for a Credit Swap are referred to as the "Reference Pool" with respect to such Credit Swap.


Reference Credit Default Amount

     If a Reference Obligor fails to pay [any amount] when it is required to be paid under the Reference Credit, the occurrence of such event will be deemed to be a "Reference Obligor Default Event," and the related Reference Credit will be deemed to be a "Defaulted Reference Credit." A "Reference Credit Default Amount" is, with respect to each Defaulted Reference Credit, the total amount of principal due and payable, but unpaid, on the related Defaulted Reference Credit as of the end of the related Coverage Period.


Default Coverage

     Under each Credit Swap, the Issuer will be obligated to pay to the Swap Counterparty the Reference Credit Default Amount with respect to any Defaulted Reference Credit in the related Reference Pool, less the amount of any payment of principal on such Defaulted Reference Credit expected by the Swap Counterparty (a "Reference Credit Expected Recovery").


Reference Credit Excess Recoveries

     Upon the earlier of (i) 90 days after the occurrence of a Reference Obligor Default Event and (ii) the Legal Final Maturity Date of the related Series, the Issuer will direct the Swap Counterparty, to the extent the Swap Counterparty is legally authorized to do so, to offer for competitive bid the right to receive any recovery with respect to a Defaulted Reference Credit which exceeds the Reference Credit Expected Recovery (such excess, the "Reference Credit Excess Recovery"). If the Swap Counterparty is able to sell the right to the Reference Credit Excess Recovery, the amount of the winning bid will be paid by the Swap Counterparty to the Issuer. If the Swap Counterparty is unable to sell the right to the Reference Credit Excess Recovery, any Reference Credit Excess Recovery received by the Swap Counterparty will be required to be paid by the Swap Counterparty to the Issuer under the related Credit Swap. Prior to the Scheduled Maturity Date of a Class of Notes whose Note Balance was reduced as a result of a related Reference Obligor Default Event (any such Class, an "Affected Class"), Reference Credit Excess Recoveries with respect to such Series paid to the Issuer, and the amount of any winning bids paid to the Issuer with respect to such Series, will be utilized by the Issuer in the related Repurchase Agreement and the Note Balance of all such Affected Classes of such Series will be increased by the amount of such Reference Credit Excess Recoveries and winning bids up to the Initial Note Balance of each such Affected Class in order of increasing numeric designation and the Contra Amounts with respect to such Classes will be reduced by a corresponding amount. Such amounts received by the Issuer on or after the Scheduled Maturity Date of an Affected Class will be distributed to each such Affected Class as an Available Principal Distribution Amount in the same order. If, however, the Legal Final Maturity Date with respect to an Affected Class has occurred, the amount of any Reference Credit Excess Recoveries and any winning bids will (i) first be used to cover losses allocated in the same order to any other Class of Notes of the relevant Series and (ii) then be available to be distributed to the member of the Issuer. The Swap Counterparty will agree with the Issuer to use its ordinary business practices in seeking recovery from a Reference Obligor as if it had not entered into the related Credit Swap.


Swap Amount

     The initial maximum amount payable by the Issuer under any Credit Swap will be the aggregate Reference Credit Face Amount of the Reference Credits related to such Credit Swap on the Closing Date, which will equal, in the aggregate, $[ ] for all Series. Such initial maximum amount will be (i) reduced by any payments made by the Issuer under such Credit Swap and (ii) increased by any Reference Credit Excess Recoveries (such amount as so adjusted from time to time, the "Swap Amount").

     The "Reference Credit Face Amount" will equal, with respect to a Reference Credit denominated in any currency, other than U.S. Dollars, the U.S. Dollar equivalent of the outstanding principal amount of such Reference Credit converted to a U.S. Dollar equivalent at the spot exchange rate in effect at the time such Reference Credit is referenced to the related Credit Swap (the "Reference Credit Exchange Rate"). Prior to a Reference Obligor Default Event of the related Reference Credit, the Swap Counterparty may, from time to time, at its option change the Reference Credit Exchange Rate, provided that the Series Reference Pool Guidelines are satisfied. After a Reference Obligor Default Event with respect to the related Reference Credit, the Reference Credit Exchange Rate will be fixed at the rate last determined prior to such Reference Credit Default Event.


Swap Counterparty Payment

     Under each Credit Swap, the Swap Counterparty will be obligated to pay to the Issuer on each Deposit Date an amount (the "Swap Counterparty Payment") equal to the aggregate interest payable on the related Series of Notes with respect to the related Payment Date, plus the Series Expense Amount for such Series with respect to such Payment Date, less the interest payable by the Repo Counterparty under the related Repurchase Agreement on such Deposit Date.


Swap Collateral

     The obligations of the Issuer to the Swap Counterparty under each Credit Swap will be secured by a security interest granted by the Issuer to the Swap Counterparty in the Government Securities and cash held by the Custodian under the Custodial Agreement in the Issuer's Account for the Repurchase Agreement with respect to the related Series of Notes (the "Swap Collateral"). Such Government Securities and cash will be required to be held by the Custodian on behalf of the Swap Counterparty as pledgee and will not be subject to further transfer or pledge by the Swap Counterparty. Any Governmental Securities or cash added to an Issuer's Account in accordance with the Custodial Agreement will be added to its Swap Collateral for the corresponding Credit Swap and any Governmental Securities or cash removed from an Issuer's Account in accordance with the Custodial Agreement will be removed from the Swap Collateral for the corresponding Credit Swap. Such security interest in government Securities and cash will generally be senior to the security interest granted therein by the Issuer to the Trustee pursuant to the Indenture for the related Series of Notes.


Payment of Reference Credit Default Amounts

     The Swap Counterparty will provide the Issuer with notice of any Reference Credit Default Amount occurring during any Coverage Period. Such notice will be given by the Swap Counterparty to the Issuer not later than two Business Days prior to the related Payment Date (with respect to each Payment Date, the "Determination Date"). The Issuer will be obligated to pay the Reference Credit Default Amount to the Swap Counterparty on such Payment Date. The Issuer will liquidate the related Repurchase Agreement to the extent necessary to make such payment.


Contra Amounts

     In the event the Issuer pays any Reference Credit Default Amount to the Swap Counterparty under a Credit Swap, the Note Balance of the Notes of the related Series will be reduced by an amount (a "Contra Amount") equal to the amount paid by the Issuer under such Credit Swap. The Contra Amount will be allocated among the Notes of the then outstanding Class of the related Series with the highest numeric designation until the Note Balance of such Class is reduced to zero and then among the Notes of the outstanding Class of such Series with the next highest numeric designation in descending order of numeric designation beginning with the Class with the highest numeric designation through Class II until the Note Balance of each such Class is reduced to zero. The Note Balance for any Class of Notes will not be reduced to less than zero.


Early Credit Swap Termination

     In the event of a default by the Repo Counterparty under any Repurchase Agreement, the Issuer will have the right to sell the related Government Securities and apply the proceeds of such sale, together with any cash in the related Issuer's Account with the Custodian and any recoveries from the Repo Counterparty, first, to pay any Reference Credit Default Amounts then payable by the Issuer under the related Credit Swap, and thereafter, to redeem the Notes of the related Series. Upon such payment and redemption, the related Credit Swap will terminate without payment of termination or breakage fees by either the Issuer or the Swap Counterparty.


                           REPURCHASE AGREEMENTS

     The following description of the Repurchase Agreements consists of a summary of certain portions of the Repurchase Agreements and is qualified by reference to the detailed provisions of the Repurchase Agreements. The following summary does not purport to be complete, and prospective investors must refer to the Repurchase Agreements for detailed information regarding the Repurchase Agreements.

     On the Closing Date, the Issuer will enter into three contracts (the "Repurchase Agreements") to purchase Government Securities with the [ ] Branch of Credit Suisse First Boston or with such other financial institution or institutions as may be selected by the Issuer (collectively, the "Repo Counterparty") under a Master Repurchase Agreement dated the Closing Date between the Issuer and the Repo Counterparty, as follows: a one-year repurchase agreement pledged as collateral for the Series 1998-1 Notes, with a repurchase date occurring on the Deposit Date relating to the Scheduled Maturity Date for such Series (the "One-Year Repo"); a three-year repurchase agreement pledged as collateral for the Series 1998-2 Notes, with a repurchase date occurring on the Deposit Date relating to the Scheduled Maturity Date for such Series (the "Three-Year Repo"); and a five-year repurchase agreement pledged as collateral for the Series 1998-3 Notes, with a repurchase date occurring on the Deposit Date relating to the Scheduled Maturity Date for such Series (the "Five-Year Repo") (each such repurchase date, a "Repurchase Date").

     On the Closing Date (i) the Government Securities purchased under the One-Year Repo will be required to have a market value (the "Market Value") at least equal to the Initial Note Balance of the Series 1998-1 Notes; (ii) the Government Securities purchased under the Three-Year Repo will be required to have a Market Value at least equal to the Initial Note Balance of the Series 1998-2 Notes; and (iii) the Government Securities purchased under the Five-Year Repo will be required to have a Market Value at least equal to the Initial Note Balance of the Series 1998-3 Notes.

     In consideration for the Repo Counterparty's sale to the Issuer of the Government Securities pursuant to each Repurchase Agreement, the Issuer will pay to the Repo Counterparty on the Closing Date an amount (the "Purchase Price") in the case of the One-Year Repo, the Initial Note Balance of the Series 1998-1 Notes, in the case of the Three-Year Repo, the Initial Note Balance of the Series 1998-2 Notes, and in the case of the Five-Year Repo, the Initial Note Balance of the Series 1998-3 Notes.


Repurchase Commitment

     Under each Repurchase Agreement, the Repo Counterparty will agree to repurchase the related Government Securities from the Issuer on the related Repurchase Date at a price equal to the Purchase Price of such Government Securities increased by the amount of any cash transferred by the Issuer to the Repo Counterparty in the case of Margin Surpluses and decreased by the amount of any cash transferred by the Repo Counterparty to the Issuer in the case of Margin Deficits, in each case in accordance with such Repurchase Agreement (as described below).


Custodial Agreement

     In connection with the Repurchase Agreements, the Issuer and the Repo Counterparty will enter into a Custodial Undertaking dated the Closing Date with [ ], as custodian (the "Custodian"). The Custodian will establish for each Repurchase Agreement a separate buyer's account to be held by the Custodian on behalf of the Issuer (the "Issuer's Account"), and a seller's account to be held by the Custodian on behalf of the Repo Counterparty. The Custodian will deposit the Government Securities purchased by the Issuer pursuant to each Repurchase Agreement, together with any cash paid by the Repo Counterparty to the Issuer in lieu of additional Government Securities pursuant to such Repurchase Agreement, in the related Issuer's Account. The Custodian will invest any cash held in the Issuer's Account in Permitted Investments.


Interest

     The Repo Counterparty will pay the Issuer interest under each Repurchase Agreement. Such interest will accrue during each Interest Accrual Period on an amount equal to the initial Purchase Price in respect of such Repurchase Agreement, less the amount by which such Purchase Price has been reduced by partial Terminations of such Repurchase Agreement prior to such Interest Accrual Period to permit the Issuer to make payments to the Swap Counterparty under the related Credit Swap. Such interest will be payable, and will be deposited into the Collection Account for the related Series of Notes, one Business Day prior to the next succeeding Payment Date (each such date, a "Deposit Date").

     Interest on the Repurchase Agreements will accrue at the following rates:

         One-Year Repo:  LIBOR less    %
         Three-Year Repo:  LIBOR less    %
         Five-Year Repo:  LIBOR less    %


Mark to Market

     The Market Value of the Government Securities subject to each Repurchase Agreement will be determined each Business Day. The Custodian will determine the Market Value of the Government Securities each Business Day not later than [9:30 a.m.] in accordance with the Market Value calculation procedures set forth in each Repurchase Agreement. Each Repurchase Agreement will require that on each Business Day the related Government Securities have a Market Value, together with any cash and Permitted Investments on deposit in the related Issuer's Account (the "Repo Available Amount"), at least equal to the sum of (i) the initial Purchase Price in respect of such Repurchase Agreement, less the amount by which such Purchase Price has been reduced by partial Terminations of such Repurchase Agreement, and (ii) the amount of interest under such Repurchase Agreement accrued through such Business Day (the "Repo Required Amount"). The Custodian will advise the Repo Counterparty and the Issuer of the Market Value of the Government Securities subject to each Repurchase Agreement not later than [10:30 a.m.] on each Business Day.


Collateral Deficiencies

     If on any Business Day the Repo Available Amount with respect to any Repurchase Agreement is less than the related Repo Required Amount (such deficiency, a "Margin Deficit"), the Repo Counterparty will be required, by [4:30 p.m.] on such Business Day, to deliver to the Custodian on behalf of The Issuer either (x) cash in an amount equal to the Margin Deficit or (y) Government Securities having a Market Value at least equal to the Margin Deficit.


Collateral Surpluses

     In the event that the Repo Available Amount with respect to any Repurchase Agreement is greater on any Business Day than the related Repo Required Amount (such surplus, a "Margin Excess"), the Custodian will be required, by [4:30 p.m.] on such Business Day, to deliver to the Repo Counterparty from the related Issuer's Account either (x) cash in an amount equal to the Margin Excess or (y) Government Securities having a Market Value equal to the Margin Excess.


Failure to Cure

     In the event the Repo Counterparty fails to deliver to the Custodian on behalf of the Issuer cash or Government Securities in an amount sufficient to cure any Margin Deficit on any Repurchase Agreement by [4:30 p.m.] on any Business Day on which a Margin Deficit exists, the Custodian will be required to use its best efforts to sell the Government Securities subject to such Repurchase Agreement and any Permitted Investments in the related Issuer's Account on the immediately succeeding Business Day. To the extent that the proceeds received by the Custodian in respect of the sale of such Government Securities and Permitted Investments (plus any cash held in such Issuer's Account) are less than the Repo Required Amount, the Repo Counterparty will be required to pay the deficiency to the Custodian on behalf of the Issuer. To the extent that the proceeds received by the Custodian in respect of such sale (plus any such cash) are greater than the Repo Required Amount, the Custodian will be required to pay the surplus to the Repo Counterparty.


Termination Right

     The Issuer will have the right to terminate, in whole or in part (a "Termination"), a Repurchase Agreements on any related Deposit Date to the extent that the Issuer requires funds to perform its obligations on the related Credit Swap. The Issuer will notify the Repo Counterparty of its election to effect a Termination of a Repurchase Agreement not later than [2:00 p.m.] prior to the applicable Determination Date. Upon any Termination of a Repurchase Agreement, the Repo Counterparty will be obligated to pay to the Issuer an amount (the "Termination Payment") equal to the amount payable by the Issuer to the Swap Counterparty under the related Credit Swap. The Repo Counterparty will be required to make payment of each Termination Payment not later than [2:00 p.m.] on the applicable Deposit Date. Upon any payment by the Repo Counterparty to the Issuer of a Termination Payment, the Custodian will, not later than [4:30 p.m.] on the applicable Deposit Date, deliver to the Repo Counterparty Government Securities having a Market Value at least equal to the Termination Payment to the extent that such delivery will not result in a Margin Deficit. In the event the Repo Counterparty fails to pay to the Issuer any Termination Payment payable under a Repurchase Agreement, the Custodian will be required to use its best efforts on the Deposit Date to sell Government Securities having a Market Value equal to such Termination Payment. Any payment by the Repo Counterparty of a Termination Payment will reduce by the amount of such payment, and any sale by the Custodian of Government Securities will reduce by the amount of the proceeds of such sale the obligation of the Repo Counterparty under the applicable Repurchase Agreement to pay the Purchase Price under such Repurchase Agreement on the Repurchase Date.


Early Repurchase Agreement Termination

     In the event of a default by the Swap Counterparty under any Credit Swap, the Issuer will have the right to terminate such Credit Swap without payment of any termination or brokerage fees by the Issuer or the Swap Counterparty. Upon such termination, the related Repurchase Agreement will terminate. The proceeds received by the Issuer upon termination of such Repurchase Agreement will be applied, first, to pay any net Reference Credit Default Amounts payable under the related Credit Swap immediately prior to its termination and thereafter to redeem the Notes of the related Series.


Transfer or Pledge

     Each Repurchase Agreement will expressly permit the Issuer to transfer or pledge the Government Securities and cash held by the Custodian in the related Issuer's Account to the Swap Counterparty under the related Credit Swap.


Substitution

     Each Repurchase Agreement will expressly permit the Repo Counterparty to deliver to the Custodian on behalf of the Issuer at any time Government Securities for substitution or exchange for Government Securities then subject to such Repurchase Agreement. Any such substitution or exchange will be permitted so long as, after giving effect to any such substitution or exchange, no Margin Deficit would exist.


Assignability

     Each Repurchase Agreement will provide that the Issuer may assign to the Trustee as security for the Notes of the related Series and to the Swap Counterparty as security for the obligations of the Issuer under the Credit Swaps all of its right, title and interest in and to such Repurchase Agreement and the related Government Securities, Permitted Investments and cash as security for the Issuer's obligations in respect of the Notes.


Income

     Subject to the terms of each Repurchase Agreement, the Repo
Counterparty will be entitled to all income paid on account of the related Government Securities and Permitted Investments so long as no Margin Deficit would exist.


                              USE OF PROCEEDS

     The net proceeds of the Offering will equal $_________ and will be used by the Issuer to pay the Purchase Prices under the Repurchase Agreements.


                            RATING OF THE NOTES

     It is a condition to issuance of the Notes that each Class of Notes of each Series have the ratings set forth above under "Summary of Terms-Ratings."

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the Notes by Fitch, Moody's and S&P are based upon each such Rating Agency's assessment of the probability that the Collateral will provide sufficient funds to pay such Notes, based largely upon the statistical analysis of each of Fitch, Moody's and S&P of historical default rates on corporate debt obligations with various ratings, and the diversification requirements that the Reference Pool is required to satisfy. There can be no assurance that actual defaults on the Reference Pool will not exceed those assumed by each of Fitch, Moody's and S&P in its analysis and that recovery rates with respect thereto will not differ from those assumed by each such Rating Agency. The Issuer makes no representation as to the expected rate of defaults on the Reference Obligations or as to the expected timing of any defaults that may occur.


                      SERIES REFERENCE POOL GUIDELINES

     The Credit Swap will set forth the guidelines for the Reference Credits (the "Reference Pool Guidelines"). The "Reference Pool" refers to all the Reference Credits from time to time in the pool. The initial aggregate Reference Credit Face Amount for the Reference Credits for all Series is $[ ].

     The Series Reference Pool Guidelines will generally include the following parameters (each, a "Parameter" and collectively, the "Parameters"):

     1.  CSFB Internal Rating constraints for the Reference Obligors;

     2.  Specified limits on Reference Obligor Concentrations;

     3.  A maximum Industry Group Concentration for the Reference Pool;

     4.  A minimum Diversity Score for the Reference Pool;

     5.  A maximum Country Rating Risk Component for the Reference Pool; and

     "Diversity Score" is a single number that indicates the concentration of Reference Credits. A higher Diversity Score reflects a more diverse Reference Pool in terms of concentration by Reference Obligor and by industry. The Diversity Score of the Reference Pool is determined by summing the Industry Diversity Scores, which are calculated as follows:

     A "Reference Obligor Face Amount" is calculated for each Reference Obligor represented in the Reference Pool by summing the Reference Credit Face Amount of all Reference Credits in the Reference Pool. For purposes of calculating the Diversity Score and certain related amounts, any Reference Obligors affiliated with one another will be considered one Reference Obligor. A specified Reference Obligor is "affiliated" with another Reference Obligor if such specified Reference Obligor directly controls, is controlled by or is under common control with such other Reference Obligor;

     An "Average Face Amount" is calculated for the Reference Pool by summing the Reference Obligor Face Amounts and dividing such sum by the number of Reference Obligors;

     An "Equivalent Unit Score" is calculated for each Reference Obligor by taking the lesser of (a) one and (b) the Reference Obligor Face Amount for each Reference Obligor divided by the Average Face Amount;

     An "Aggregate Industry Equivalent Unit Score" is calculated for each Industry Group by summing the Equivalent Unit Scores for each Reference Obligor in the same Industry Group; and

     An "Industry Diversity Score" is established by reference to the Industry Diversity Score Table shown below for the related Aggregate Industry Equivalent Unit Score. If the Aggregate Industry Equivalent Unit Score falls between any two such scores shown in the table below, the Industry Diversity Score is the lower of the two such scores.


                                          Industry Diversity Score Table


  Aggregate                    Aggregate                    Aggregate                   Aggregate
   Industry      Industry      Industry      Industry       Industry      Industry      Industry       Industry
  Equivalent     Diversity    Equivalent     Diversity     Equivalent     Diversity    Equivalent     Diversity
  Unit Score       Score      Unit Score       Score       Unit Score       Score      Unit Score       Score
-------------- ------------- ------------- -------------  ------------- ------------- ------------- --------------
0                   0             5.05          2.7           10.15          4.02         15.25           4.5300
0.05                0.1           5.15          2.7333        10.25          4.03         15.35           4.5400
0.15                0.2           5.25          2.7667        10.35          4.04         15.45           4.5500
0.25                0.3           5.35          2.8           10.45          4.05         15.55           4.5600
0.35                0.4           5.45          2.8333        10.55          4.06         15.65           4.5700
0.45                0.5           5.55          2.8667        10.65          4.07         15.75           4.5800
0.55                0.6           5.65          2.9           10.75          4.08         15.85           4.5900
0.65                0.7           5.75          2.9333        10.85          4.09         15.95           4.6000
0.75                0.8           5.85          2.9667        10.95          4.1          16.05           4.6100
0.85                0.9           5.95          3             11.05          4.11         16.15           4.6200
0.95                1             6.05          3.025         11.15          4.12         16.25           4.6300
1.05                1.05          6.15          3.05          11.25          4.13         16.35           4.6400
1.15                1.1           6.25          3.075         11.35          4.14         16.45           4.6500
1.25                1.15          6.35          3.1           11.45          4.15         16.55           4.6600
1.35                1.2           6.45          3.125         11.55          4.16         16.65           4.6700
1.45                1.25          6.55          3.15          11.65          4.17         16.75           4.6800
1.55                1.3           6.65          3.175         11.75          4.18         16.85           4.6900
1.65                1.35          6.75          3.2           11.85          4.19         16.95           4.7000
1.75                1.4           6.85          3.225         11.95          4.2          17.05           4.7100
1.85                1.45          6.95          3.25          12.05          4.21         17.15           4.7200
1.95                1.5           7.05          3.275         12.15          4.22         17.25           4.7300
2.05                1.55          7.15          3.3           12.25          4.23         17.35           4.7400
2.15                1.6           7.25          3.325         12.35          4.24         17.45           4.7500
2.25                1.65          7.35          3.35          12.45          4.25         17.55           4.7600
2.35                1.7           7.45          3.375         12.55          4.26         17.65           4.7700
2.45                1.75          7.55          3.4           12.65          4.27         17.75           4.7800
2.55                1.8           7.65          3.425         12.75          4.28         17.85           4.7900
2.65                1.85          7.75          3.45          12.85          4.29         17.95           4.8000
2.75                1.9           7.85          3.475         12.95          4.3          18.05           4.8100
2.85                1.95          7.95          3.5           13.05          4.31         18.15           4.8200
2.95                2             8.05          3.525         13.15          4.32         18.25           4.8300
3.05                2.0333        8.15          3.55          13.25          4.33         18.35           4.8400
3.15                2.0667        8.25          3.575         13.35          4.34         18.45           4.8500
3.25                2.1           8.35          3.6           13.45          4.35         18.55           4.8600
3.35                2.1333        8.45          3.625         13.55          4.36         18.65           4.8700
3.45                2.1667        8.55          3.65          13.65          4.37         18.75           4.8800
3.55                2.2           8.65          3.675         13.75          4.38         18.85           4.8900
3.65                2.2333        8.75          3.7           13.85          4.39         18.95           4.9000
3.75                2.2667        8.85          3.725         13.95          4.4          19.05           4.9100
3.85                2.3           8.95          3.75          14.05          4.41         19.15           4.9200
3.95                2.3333        9.05          3.775         14.15          4.42         19.25           4.9300
4.05                2.3667        9.15          3.8           14.25          4.43         19.35           4.9400
4.15                2.4           9.25          3.825         14.35          4.44         19.45           4.9500
4.25                2.4333        9.35          3.85          14.45          4.45         19.55           4.9600
4.35                2.4667        9.45          3.875         14.55          4.46         19.65           4.9700
4.45                2.5           9.55          3.9           14.65          4.47         19.75           4.9800
4.55                2.5333        9.65          3.925         14.75          4.48         19.85           4.9900
4.65                2.5667        9.75          3.95          14.85          4.49         19.95           5.0000
4.75                2.6           9.85          3.975         14.95          4.5
4.85                2.6333        9.95          4             15.05          4.51
4.95                2.6667       10.05          4.01          15.15          4.52



     "Industry Group" means, with respect to any Reference Obligor, the industry group classification assigned to such Reference Obligor as of such date.

     "Industry Group Concentration" means the percentage of Reference Credits in the Reference Pool, by aggregate Reference Credit Face Amount, having Reference Obligors in the same Industry Group.

     "Country Rating Risk Component" means the percentage of Reference Credits in the Reference Pool, by aggregate Reference Credit Face Amount, located in countries with a country credit rating from either S&P or Moody's lower than the level specified in the relevant Series Reference Pool Guidelines (the "Country Rating Level"). For purposes of calculating the Country Rating Risk Component, a Reference Obligor located in a country which is not rated by both S&P and Moody's will be treated as falling below the Country Rating Level specified in the relevant Series Reference Pool Guidelines.

     "Reference Obligor Concentration" means, with respect to any Reference Obligor, the percentage of Reference Credits in the Reference Pool, by aggregate Reference Credit Face Amount. For purposes of calculating the Reference Obligor Concentration, any Reference Obligors affiliated with one another will be considered one Reference Obligor. A specified Reference Obligor is "affiliated" with another Reference Obligor if such specified Reference Obligor directly controls, is controlled by or is under common control with such other Reference Obligor.

     "CSFB Internal Rating" means, with respect to any Reference Obligor, the internal rating assigned by CSFB to such Reference Obligor at such time as the related Reference Credit is included in the Reference Pool.


               SERIES REFERENCE POOL GUIDELINES FOR THE NOTES

     The Series Reference Pool Guidelines for each of the Series 1998-1 Notes, the Series 1998-2 Notes and the Series 1998-3 Notes will consist of the following Parameters, each of which must be met on the first Business Day of each calendar month; provided, however, that pursuant to the Credit Swap, in the event the Reference Pool does not meet the Parameters, CSFB will have a period equal to the greater of (i) 30 days and (ii) the number of days from the initial failure to meet the Parameters to, and including, the next Determination Date to bring the Reference Pool into compliance therewith.

         1. The portion of the Reference Pool comprised of each CSFB Internal Rating is subject to the following restrictions:

              (A) In the case of Reference Obligors with CSFB Internal Ratings of R5 or better: 100%;

              (B) In the case of Reference Obligors with CSFB Internal Ratings of R4 or better: [ ]%;

              (C) In the case of Reference Obligors with CSFB Internal Ratings of R3 or better: [ ]%;

         2. The maximum Reference Obligor Concentration is subject to the following restrictions:

              (A) In the case of Reference Obligors with CSFB Internal Ratings of R5: 1.0%;

              (B) In the case of Reference Obligors with CSFB Internal Ratings of R4: 1.5%;

              (C) In the case of Reference Obligors with CSFB Internal Ratings of R3 or better: 2.0%;

         3. The maximum Industry Group Concentration is 8%;

         4. The Reference Pool must at all times have a Diversity Score of at least [ ];

         5. The portion of the Reference Pool representing Reference Obligations to Reference Obligors in countries with sovereign debt rated by Moody's or S&P below Aa2 and AA-, respectively, will not exceed 5%; and

     Notwithstanding the foregoing, to the extent that recovery proceeds are applied to reference additional Reference Credits, to the related Credit Swap the CSFB Internal Rating of any related Reference Obligor of any Reference Credit so referenced must be R3 or better.


Ownership of the Reference Credits and Administration of the Reference Pool

     CSFB will not sell, transfer, assign, novate or otherwise dispose of any of its legal or beneficial rights to the Reference Credits as a result of entering into the Credit Swaps, and CSFB will continue to be lender or holder of record for such Reference Credits. Consequently, legal and equitable title to the Reference Credits will remain with CSFB notwithstanding its entering into the Credit Swaps, and the Issuer will not at any time obtain a legal or beneficial interest in the Reference Credits. CSFB will agree with the Issuer and the Trustee that CSFB will administer each Reference Credit in accordance with its ordinary business practices as if it had not entered into the Credit Swaps. CSFB may, at its option, sell, assign, participate or transfer all or any portion of its rights and obligations under a Reference Credit. See "Risk Factors--No Legal or Beneficial Interest in the Reference Credits."


Credit Rating System

     CSFB assigns a credit rating to all Reference Obligors for the purpose of internal credit evaluation and monitoring processes. For each Reference Obligor, a CSFB analyst utilizes quantitative analysis in combination with a qualitative and judgmental assessment of the creditworthiness of the Reference Obligor. The CSFB analyst typically applies a credit model to the Reference Obligor, taking into consideration the industry and geographical location of the Reference Obligor. Explicit guarantees and other forms of support are, where appropriate, considered in CSFB's estimate of the risk inherent in a transaction and may influence the rating of a Reference Obligor. In cases where ratings from Nationally Recognized Statistical Rating Agencies (NRSRA) are available, they are normally used to determine the appropriate rating. After a CSFB analyst has rated a Reference Obligor, a Credit Officer of CSFB's Credit Risk Management gives final approval to the rating of the Reference Obligor.

     Upon completion of these steps, a rating of R1 (highest) through R8 (lowest) is assigned to the Reference Obligor. Ratings from R1 through R6 generally correspond to Nationally Recognized Statistical Rating Agency risk levels triple-A through single-B or from substantially risk free to high risk. The CSFB rating of R1 is assigned to customers judged to have superior management ability and integrity, superior financial strength, a high degree of liquidity and the ability to repay all obligations from funds generated in the normal course of business. Counterparties rated R7 by CSFB are judged to have a marginal ability to service debt, a heavy dependance on debt to finance obligations and volatility in both earnings and sales. An R8 rating indicates a distressed asset which is either in default or a special restructuring situation.


                                 THE ISSUER

     The Issuer was organized as a Delaware limited liability company on March ___, 1998 for the express purpose of issuing the Notes, acquiring the Government Securities described herein and engaging in the transactions contemplated by the Credit Swaps hereby. The business activities in which the Issuer may engage are limited by its Limited Liability Company Agreement to issuing the Notes [and certain additional Series] and entering into the agreements in connection with the transactions described herein.

     The Issuer's address is ______________.

     Because the Issuer is a limited purpose entity and the Collateral is held by the Trustee subject to the requirements of the Indenture, the [officers] of the Issuer will not be required to devote more than a nominal amount of their time to the Issuer. The individuals serving as officers of the Issuer are serving pursuant to an agreement between the Issuer and Global Securitization Services, LLC which provides, among other things, that such individuals will not at any time serve as trustee in bankruptcy for the Issuer or affiliates.


Membership interests

     The Issuer's membership interest consists of $1,000 of contributed capital. The Issuer has a single member, GSS Holdings, Inc., a Delaware corporation.

     All obligations of the Issuer with respect to or arising out of the issuance of the Notes are solely the obligations of the Issuer. No recourse shall be had for payment of any obligation or claim arising out of or relating to the Notes or any agreement, instrument, document or certificate relating thereto, against any member, officer, agent, employee or affiliate of the Company.


Management of the Issuer

     The sole manager of the Issuer is GSS Holdings, Inc. ____________ acts as Administrator for the Issuer under the Administration Agreement, providing certain management, administrative and accounting and related services.


Capitalization of the Issuer

     The following table sets forth the capitalization of the Issuer as of the date of its organization, adjusted to give effect to the issuance of the Notes and the use of proceeds thereof for the purpose described under "Use of Proceeds."


          Series 1998-1 Notes...........................  U.S.$[      ]
          Series 1998-2 Notes...........................       [      ]
          Series 1998-3 Notes...........................       [      ]
          Membership Interest...........................           1000
                                                        ---------------
                   Total Capitalization.................  U.S.$[      ]


Financial Statements of the Issuer

     [Audited Financial Statements of the Issuer as of _______, 1998: To
Come]


                                  THE BANK

General

     Credit Suisse First Boston, a Swiss bank ("the Bank"), is one of the largest banking institutions in the world, with total consolidated assets of approximately Sfr___ billion (US$___ billion) and total consolidated shareholders' equity of approximately Sfr___ billion (US$___ billion), in each case at December 31, 1997. As a leading global investment bank, the Bank provides a wide range of financial services from locations around the globe to corporate, institutional and public sector clients worldwide. The Bank was established and registered in the Commercial Register of the Canton of Zurich on July 5, 1856 for an unlimited duration under the name of Schweizerische Kreditanstalt. The Bank's name was changed to Credit Suisse First Boston on December 11, 1996 (by entry in the commercial register), effective as of January 1, 1997, in connection with a reorganization. The Bank is a joint stock corporation (public limited company) established under Swiss law. The Bank's registered head office is in Zurich, and it has additional executive offices and principal branches located in London and New York. The Bank and its consolidated subsidiaries employed approximately 13,250 people at December 31, 1997.

     Credit Suisse Group, which owns 99.99% of the voting shares of the Bank and expects to acquire 100% of such shares in 1998, is now principally composed of five business units. The Bank principally consists of two of these business units, Credit Suisse First Boston ("CSFB") and Credit Suisse Asset Management ("CSAM"). CSFB is engaged, directly and through affiliates, in the corporate and investment banking, trading (equity, fixed income and foreign exchange), private equity investment and derivatives businesses on a worldwide basis. CSAM, directly and through subsidiaries, offers asset management and investment advisory services to institutional investors worldwide.

     The CSFB business unit has five core businesses: (i) the Corporate and Investment Banking Division ("CIBD"), (ii) the Fixed Income Division, (iii) the Equity Division, (iv) Credit Suisse Financial Products ("CSFP") and (v) the Private Equity Division ("CSFB-PE"). The Corporate and Investment Banking Division serves a broad range of users and suppliers of capital around the world and provides financial advisory services. The Fixed Income Division and the Equity Division are active in equity and fixed income trading (including foreign exchange and precious metals trading), respectively, with specialized trading partners worldwide. CSFP is a global market leader in derivative and risk management products and foreign exchange and derivatives trading. Through the Private Equity Division. CSFB and other Credit Suisse Group entities participate in privately-negotiated equity investments around the world. The CSAM business unit is divided into its institutional asset management and advisory business and its mutual fund activities.

     The Bank's registered head office is located at Uetlibergstrasse 231, CH-8045, Zurich, Switzerland, and its telephone number is 41-1-333-1111. The London Branch is located at 5 Cabot Square, London E14 4QR, England, and its telephone number is 44-171-888-8888. The New York Branch is located at Eleven Madison Avenue, New York, NY 10010-3629, and its telephone number is 212-325-2000.


Recent Developments

     On December 31, 1997, the Bank (through its subsidiaries ) acquired (the "BZW Acquisition") the United Kingdom and Continental European mergers and acquisitions, advisory and equity capital markets businesses of certain entities within BZW from Barclays Bank plc. ("Barclays"). Simultaneously, the Bank assumed management control of BZW's United Kingdom and Continental European equity sales, trading and research activities under a management services agreement. Legal completion of the acquisition of the Continental European equity, trading and research activities took place in stages on January 30 and February 27, 1998. Legal completion of the acquisition of the United Kingdom equity sales, trading and research activities, which is subject to certain conditions, including the split-off of these activities from BZW and the receipt of regulatory approvals, is scheduled to occur in the first half of 1998. These businesses employed approximately 1,000 people at December 31, 1997. Upon completion of these acquisitions, all of these businesses will be part of CSFB.

     In addition, the Bank (through its subsidiaries) has agreed to acquire from Barclays selected equity sales and trading, equity research, equity capital markets and mergers and acquisitions advisory businesses and personnel of BZW in Asia. This transaction is also subject to certain conditions, including the receipt of regulatory approvals. These businesses employed approximately 200 people at December 31, 1997. The Bank has also agreed to acquire 75% of the common stock of First Pacific (the "First Pacific Acquisition") causing First Pacific to become a wholly-owned subsidiary of the Bank. First Pacific is an investment banking firm with a leadership position in the equity markets in Australia. This acquisition is subject to certain conditions, including the receipt of regulatory approvals. First Pacific employed approximately 175 people at December 31, 1997. Upon completion of these acquisitions in the Pacific region, these businesses will become a part of CSFB.


Regulation and Supervision

     The Bank operates under a license granted by the Swiss Federal Banking Commission pursuant to the Swiss Federal Law on Banks and Savings Banks of November 8, 1934, as amended (the "Banking Law"), and its Implementing Ordinance of May 17, 1972, as amended (the "Implementing Ordinance"). In addition, CSFB must comply with certain reporting and filing requirements with regard to the Swiss National Bank (the "National Bank"), in particular in connection with capital export transactions.

     The Swiss Federal Banking Commission, which is the highest bank supervisory authority and is independent from the National Bank, is responsible for the supervision of the banking system. Among other things, the Swiss Federal Banking Commission has the power to grant and withdraw banking licenses, to enforce the Banking Law, and to prescribe the content and format of audit reports.

     In addition, under the Banking Law, a bank's business is subject to inspection and supervision by independent auditors licensed by the Swiss Federal Banking Commission. These auditors, who are appointed by the bank's Board of Directors, perform a full-scope audit of the bank's financial statements and verify that the bank complies with the provisions of the Banking Law and the Implementing Ordinance. The audit report is submitted to the bank's Board of Directors and copies are submitted to the Swiss Federal Banking Commission. In the event that the audit reveals either violations of law or other irregularities, the auditors must inform the Swiss Federal Banking Commission if the violation or irregularity is not cured within a time limit designated by the auditors, or immediately in the case of serious violations or irregularities which may jeopardize the security of creditors.


           RELATIONSHIP BETWEEN THE BANK AND CREDIT SUISSE GROUP

     The Bank is part of Credit Suisse Group, which also includes Credit Suisse, a Swiss bank conducting Swiss domestic banking for individual and corporate clients and global private banking, and Winterthur, a global insurance company. Credit Suisse Group is among the world's largest financial institutions and is active on six continents and in all major financial centers. Credit Suisse Group is a publicly-held corporation organized in Switzerland, and its securities are listed on the Swiss Exchange as well as on the Frankfurt and Tokyo Stock Exchanges. Other than the group of affiliated entities known as the BZ Group and the group of affiliated entities known as the Olayan Group, Credit Suisse Group is not aware of any other shareholders that control 5% or more of Credit Suisse Group outstanding share capital as of December 31, 1997.


          CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain material United States federal income tax consequences of acquiring, holding and disposing of Senior Notes. It is based upon the Internal Revenue Code of 1986, as amended (the "Code"), rules and Treasury regulations (the "Treasury Regulations") promulgated thereunder, published rulings and court decisions, all as in effect on the date of this Prospectus. This summary does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the federal income tax laws. This summary deals only with Senior Notes held as capital assets and, in general, only with Notes held by initial purchasers; it does not, in general, deal with special classes of Noteholders, such as dealers in securities, life insurance companies, regulated investment companies, banks, tax-exempt entities, persons holding Notes as a hedge, as part of a "conversion transaction" or "straddle" for tax purposes, or as a part of a "synthetic security," non-U.S. persons (except with respect to U.S. withholding tax), or persons whose functional currency is not the U.S. Dollar. This summary assumes that all of the Issuer's distributions will be made in cash only. No advance rulings have been or will be sought from the Internal Revenue Service (the "Service") regarding any matter discussed in this Prospectus. Except as expressly indicated in "Issuer Status" below, counsel to the Issuer has not rendered any legal opinions with respect to any federal income tax consequences relating to the Issuer or an investment therein. Accordingly, prospective investors are urged to consult their tax advisers to determine the federal, state, local and foreign income and other tax consequences to them of acquiring, holding and disposing the Senior Notes.

     As used in this section, the term "U.S. person" means (i) a citizen or resident of the U.S., (ii) a corporation, partnership or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate whose income from sources without the U.S. is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the U.S., or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control substantial decisions of the trust. "Non-U.S. person" means any individual or entity not described in the preceding sentence.


Issuer Status

     The Issuer will receive an opinion of its special tax counsel, Skadden, Arps, Slate, Meagher & Flom LLP ("Special Counsel"), that under current law, the Issuer will be treated as a partnership and not as an association or a publicly traded partnership (a "PTP") taxable as a corporation for United States federal income tax purposes if its operations conform to the assumptions and description set forth in such opinion. Except as otherwise indicated, this discussion assumes such treatment. This opinion of counsel will be based upon certain representations of the Administrator and the facts set forth in this Prospectus. In particular, the opinion of counsel regarding status of the Issuer as a partnership and not an association or a PTP taxable as a corporation is based upon the representation of the Administrator that, subject to the circumstance described below, the Issuer will in no event have more than 95 Mezzanine and Subordinated Noteholders (in the aggregate) as determined in accordance with applicable Regulations. In such a case, the Issuer will be eligible for a safe harbor from PTP status. The Administrator has further represented that it will only permit the number of Mezzanine and Subordinated Noteholders (in the aggregate) to exceed 95 if the Issuer obtains an opinion from its counsel that the Issuer (i) qualifies for the exemption from being a PTP taxable as a corporation status that would apply if more than 90% of the gross income of the Issuer consists of passive "qualifying income" within the meaning of the Code or (ii) will otherwise be exempt from classification as a PTP taxable as a corporation.

     Unlike an advance ruling from the Service, an opinion of counsel is not binding on the Service or any court. No assurance can be given that the Service will not challenge the classification of the Issuer as a partnership or that a court will not sustain any such challenge. If for any reason the Issuer were treated as an association or a PTP taxable as a corporation, the Issuer would be subject to tax on its net income at corporate tax rates, without deduction for any distributions to the Noteholders, thereby materially reducing the amount of any cash available for distribution to such Noteholders. In addition, capital gains and losses and other income and deductions of the Issuer would not be passed through to the Noteholders, and the Noteholders would be treated as shareholders for federal income tax purposes. Thus, all distributions by the Issuer to the Noteholders would be treated as dividends, return of capital and/or capital gain.


Treatment of U.S. Holders of Senior Notes

     Characterization of the Senior Notes. In general, whether for United States federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for United States federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefit of ownership thereof. Accordingly, although there is no authority that addresses the proper characterization of the Senior Notes, and therefore the matter is not free from doubt, based upon its analysis of such factors, Special Counsel is of the opinion that the Senior Notes will be characterized as indebtedness. The beneficial owners of the Senior Notes will agree, by their acceptance of beneficial interests therein, to treat the Senior Notes as indebtedness for United States federal, state and local income tax purposes, and the discussion in the following paragraphs, unless otherwise indicated, assumes such characterization.

     If contrary to the opinion of Special Counsel, the Service were to assert successfully that the Senior Notes are not indebtedness for United States federal income tax purposes, the Senior Notes could be treated as equity, potentially subjecting the Issuer to full U.S. income tax as a corporation, which tax would reduce the Issuer's ability to make payments to the holders of Senior Notes.

     Interest, Discount or Premium on the Senior Notes. In general, U.S. holders of Senior Notes will include payments of stated interest received on such Senior Notes, in accordance with their method of accounting, as ordinary interest income. If, however, the issue price of the Senior Notes is less than the "stated redemption price at maturity" of such Senior Notes by more than a de minimis amount, a U.S. holder will be considered to have purchased such Senior Notes with original issue discount ("OID"). In the case of Senior Notes, "stated redemption price at maturity" means the sum of all payments to be received on a Senior Note other than payments of stated interest. If a U.S. holder acquires Senior Notes with OID, then regardless of such holder's method of accounting, the holder will be required to accrue OID on a constant yield basis and include such accruals in gross income. It is not anticipated that the Senior Notes will be issued with OID.

     In general, if the issue price of a Senior Note exceeds the "stated redemption price at maturity" of such Senior Note, a U.S. holder will be considered to have purchased such Senior Note at a premium. In this event, a U.S. holder may elect to amortize the amount of such premium, based on a constant interest basis, as an offset to interest income. It is not anticipated that the Senior Notes will be issued at a premium.

     Sale, Exchange and Retirement of the Senior Notes. In general, a U.S. holder of a Senior Note will have a basis in such Note equal to the cost of such Senior Note to such holder, increased by any amount includible in income by such holder as OID and reduced by any amortized premium and any payments other than payments of stated interest on such Senior Note. Upon a sale, exchange or retirement of a Senior Note, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (less any accrued interest, which would be taxable as such) and the holder's tax basis in such Senior Note. Such gain or loss will be long-term capital gain or loss if the U.S. holder held such Senior Note for more than one year at the time of disposition. In certain circumstances, U.S. holders that are individuals may be entitled to preferential treatment for net long-term capital gains, particularly, as a result of recently enacted legislation, in the case of a capital asset that has been held for more than 18 months at the time of disposition. The ability, however, of U.S. holders to offset capital losses against ordinary income is limited.


Tax Treatment of Non-U.S. Holders of Senior Notes

     Payments on the Senior Notes to a non-U.S. holder, or gain realized on the sale, exchange or redemption of the Senior Notes (excluding accrued OID, if any) by such holder, will not be subject to United States federal income or withholding tax, as the case may be, unless such income is effectively connected with a trade or business by such non-U.S. holder in the United States, provided (A) in the case of payments of interest or principal, that the non-U.S. holder (i) provides the person who would otherwise be required to withhold U.S. tax with respect to the Senior Notes with an appropriate statement (on IRS Form W-8 or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the Senior Note is not a U.S. person and providing the non-U.S. holder's name and address, (ii) does not actually or constructively own 10% or more of the total combined voting power or equity (as determined for United States federal income tax purposes) of the Issuer within the meaning of Section871(h)(3) of the Code and the Treasury Regulations thereunder, (iii) the non-U.S. holder is not a controlled foreign corporation (a "CFC") that is related to the Issuer through equity ownership (as determined for United States federal income tax purposes) and (iv) the beneficial owner is not a bank whose receipt of interest on a Senior Note is described in Section 881(c)(3)(A) of the Code; or, (B) in the case of gain, such holder is a nonresident alien individual who holds the Senior Notes as a capital asset and who is not present in the United States more than 182 days in the taxable year of the sale and who does not satisfy certain other criteria. A Senior Note beneficially owned by an individual who at the time of death is a non-U.S. holder will not be subject to United States federal estate tax as result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power or equity (as determined for United States federal income tax purposes) of the Issuer within the meaning of Section 871(h)(3) of the Code and provided that the interest payments with respect to such Senior Note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a U.S. trade or business by such individual.


Possible United States Federal Tax Law Changes

     The foregoing discussion is only a summary and is based upon existing United States federal income tax law. Prospective investors should recognize that the federal income tax treatment of an investment in Notes may be modified at any time by legislative, judicial or administrative action. Any such changes may have retroactive effect with respect to existing transactions and investments and may modify the statements made above.


                            ERISA CONSIDERATIONS

     The U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on "employee benefit plans" (as defined in Section 3(3) of ERISA) subject to ERISA, including entities such as collective investment funds, separate accounts and certain insurance company general accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan. The prudence of a particular investment must be determined by the responsible fiduciary of an ERISA Plan by taking into account the ERISA Plan's particular circumstances and all of the facts and circumstances of the investment including, but not limited to, the matters discussed herein under "Risk Factors" and the fact that in the future there may be no market in which such fiduciary will be able to sell or otherwise dispose of the Senior Notes.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons" (collectively, "Parties in Interest")) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code.

     The U.S. Department of Labor has promulgated a regulation, 29 C.F.R.
Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA and the Code, including the fiduciary responsibility provisions of Title I of ERISA and
Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an "equity interest" of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless it is established that the entity is an "operating company" or that equity participation in the entity by "benefit plan investors" is not "significant."

     Under the terms of the Plan Asset Regulation, if the Issuer were deemed to hold "plan assets" by reason of a Plan's investment in a Note, such Plan's assets would include an undivided interest in the assets held by the Issuer. In such event, the persons providing services with respect to such assets may be subject to the fiduciary responsibility provisions of Title I of ERISA and to the prohibited transaction provisions of ERISA and
Section 4975 of the Code with respect to transactions involving such assets. In addition, if any of the obligors on such assets is a Party in Interest with respect to an investing Plan, such Plan's investment could be deemed to constitute a transaction prohibited under Title 1 of ERISA or
Section 4975 of the Code (e.g. the extension of credit between a Plan and a Party in Interest).


The Senior Notes

     Although there can be no assurances in this regard, the Senior Notes should not be considered to be "equity interests" in the Issuer. Even if the Senior Notes are treated as equity interests, the Senior Notes will constitute public offered securities under the Plan Asset Regulation. Nevertheless, prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if Senior Notes are acquired by a Plan with respect to which the Issuer, the Underwriters, the Trustee or CSFB, or any of their respective affiliates, is a Party in Interest. Similarly, prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code may arise if Senior Notes are acquired by a Plan and a person which is a Party in Interest with respect to such Plan acquires or holds an equity interest in the Issuer, or if such Senior Notes are acquired by a person or entity which is a Party in Interest with respect to a Plan which acquires or holds an equity interest in the Issuer. Certain exemptions from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may be applicable, however, depending in part on the type of Plan fiduciary making the decision to acquire a Senior Note and the circumstances under which such decision is made. Included among these exemptions are Prohibited Transaction Class Exemption PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 95-60 (relating to investments by insurance company general accounts), and PTCE 96-23 (relating to transactions determined by in-house asset managers). There can be no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the Senior Notes.

     BY ITS PURCHASE OF A SENIOR NOTE, THE PURCHASER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (A) IT IS NEITHER A PLAN NOR USING THE ASSETS OF ANY PLAN TO PURCHASE AND HOLD SUCH NOTE OR (B) ITS PURCHASE AND HOLDING OF SUCH NOTE DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH AN EXEMPTION IS NOT AVAILABLE.

     Any insurance company proposing to invest assets of its general account in the Notes should consider the extent to which such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 114 S. Ct. 517 (1993) and under any subsequent guidance that may become available relating to that decision. In addition, any such investor should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor is required to issue final regulations (the "General Account Regulations") with respect to insurance policies or annuity contracts issued on or before December 31, 1998 that are supported by an insurer's general account. The General Account Regulations are to provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulations and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 may result on the basis of a claim that the assets of the general account of an insurance company constitute "plan assets" of any Plan.

     To date the Department of Labor has issued proposed regulations under
Section 401(c). If adopted substantially in the form in which proposed, the General Account Regulations may not exempt the assets of an insurance company general account from treatment as "plan assets" after December 31, 1998. The General Account Regulations should not, however, adversely affect the applicability of PTCE 95-60.

     Any Plan fiduciary or benefit plan investor that proposes to purchase any Notes should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable requirement of ERISA.

     Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Code, may nevertheless be subject to State or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Senior Notes.

     The sale of any Notes is in no respect a representation by the Issuer, the Underwriters or CSFB that such an investment meets all relevant legal requirements with respect to investments by benefit plan investors (including Plans generally or any particular Plan), or that such an investment is appropriate for such benefit plan investors generally or any particular Plan.

     The table below lists Common Codes, CINS Numbers, CUSIP Numbers and International Securities Identification Numbers (ISIN) for the Notes.


                                                        Senior
                                                        Global       Individual      International
                                                        Notes           Notes         Securities
                                         Common         CUSIP           CUSIP       Identification
 Series   Notes                          Codes          Number         Number           Number
--------- --------------------------- ------------  -------------- --------------- -----------------
1998-1    Class I....................
          Class II...................
          Class III..................
          Class IV...................
          Class V....................
1998-2    Class I....................
          Class II...................
          Class III..................
          Class IV...................
1998-3    Class I....................
          Class II...................
          Class III..................
          Class IV...................



                        NOTICE TO CANADIAN RESIDENTS


Resale Restrictions

     The distribution of the Notes in Canada is being made only on a private placement basis exempt from the requirement that the Issuer prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Notes are effected. Accordingly, any resale of the Notes in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian Securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Notes.


Representations of Purchasers

     Each purchaser of the Notes in Canada who receives a purchase confirmation will be deemed to represent to the Issuer and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Notes without the benefit of a prospectus qualified under such securities laws,
(ii) where required by law, such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has [been provided and has reviewed information with respect to the limitations described herein].


Rights of Action (Ontario Purchasers)

     The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulations under the Securities Act (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws. Following a decision of the U.S. Supreme Court, it is possible that Ontario purchasers will not be able to rely upon the remedies set out in Section 12(2) of the Securities Act where the securities are being offered under a U.S. private placement memorandum, such as this Preliminary Prospectus.


Enforcement of Legal Rights

     All of the Issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the Issuer or such persons. All or a substantial portion of the assets of the Issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the Issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such Issuer or persons outside Canada.


Notice to British Columbia Residents

     A purchaser of Notes to whom the Securities Act (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Notes acquired by such purchaser pursuant to this Offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from CSFB. Only one such report must be filed in respect of Notes acquired on the same date and under the same prospectus exemption.


Taxation and Eligibility for Investment

     Canadian purchasers of Notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Notes in their particular circumstances and with respect to the eligibility of the Notes for investment by the purchaser under relevant Canadian legislation.


                                UNDERWRITING

     Subject to the terms and subject to the conditions contained in an Underwriting Agreement dated , 1998 (the "Underwriting Agreement"), the Issuer has agreed to sell to the Underwriters named below (the "Underwriters"), for whom Credit Suisse First Boston is acting as representative (the "Representative"), and each of the Underwriters have severally but not jointly agreed to purchase from the Issuer the following respective principal amounts of the Senior Notes.

                              Underwriters of
                       The Series 1998-1 Senior Notes


              Underwriters
         ----------------------                             -----------------
Credit Suisse First Boston Corporation......................$





         Total..............................................$
                                                             ================


                              Underwriters of
                       The Series 1998-2 Senior Notes


                                    Underwriters
     Credit Suisse First Boston Corporation..............................





                  Total.....................................$
                                                             ================


                              Underwriters of
                      The Series 1998-3 Class I Notes


                                    Underwriters
     Credit Suisse First Boston Corporation..............................






                  Total....................................$
                                                            ================


     In the Underwriting Agreement the Underwriters have agreed, subject to certain terms and conditions therein, to purchase all the Senior Notes if any are purchased. The Underwriting Agreement provides that, in the event of a default by an Underwriter, in certain circumstances the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

     The Issuer has been advised by the Representative that the Underwriters propose to offer the Senior Notes to the public initially at the public offering price set forth on the cover page of this Prospectus and, through the Representative, to certain dealers at such price less a concession not in excess of % of the principal amount per Senior Note, and the Underwriters and such dealers may allow a concession not in excess of % such principal amount per Senior Note on sales to certain other dealers. After the initial public offering, such prices and concessions may be changed.

     Until the distribution of the Notes is completed, rules of the Commission may limit the ability of the Underwriters, and certain selling group members to bid for and purchase the Notes. As an exemption to these rules, Credit Suisse First Boston Corporation ("CSFBC"), on behalf of the Underwriters, is permitted to engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Senior Notes in accordance with Regulation M under the Exchange Act.

     Over-allotment transactions involve syndicate sales in excess of the offering size, which create syndicate short positions. Stabilizing transactions permit bids to purchase the Senior Notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of Senior Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit CSFBC to reclaim a selling concession from a syndicate member when the Senior Notes originally sold by such syndicate member are purchased in a syndicate covering transaction.

     Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Senior Notes to be higher than they would otherwise be in the absence of such transactions. Neither the Issuer nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Senior Notes. In addition, neither the Issuer nor any of the Underwriters represent that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued, without notice.

     The Senior Notes are newly issued securities for which there is currently no market. The Underwriters have advised the Issuer that they currently intend to make a market in the Senior Notes as permitted by applicable law. The Underwriters are not obligated, however, to make a market in such Senior Notes, and any such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the development of liquidity or any market for the Senior Notes.

     The Issuer has agreed to indemnify, jointly and severally, the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments that the Underwriter may be required to make in respect thereof.

     Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Issuer or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.


                               LEGAL MATTERS

     Certain legal matters with respect to the Notes will be passed upon for the Issuer by _________________. Certain legal matters with respect to the Issuer and the Underwriters will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP.


                      LISTING AND GENERAL INFORMATION

     Application has been made to list the Senior Notes on the Luxembourg Stock Exchange. Prior to the listing, a legal notice ("Notice Legale") relating to the issuance of the Senior Notes, and the Articles of the Issuer, will be deposited with the Chief Registrar of the District Court in Luxembourg ("Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg"), where copies thereof may be obtained, free of charge, upon request.

     As long as any of the Senior Notes are outstanding, copies of the Certificate of Formation and the Limited Liability Company Agreement of the Issuer and the Indenture, will be available for inspection, and the annual and any semi-annual interim financial statements of the Issuer will be obtainable at the offices of Banque Generale du Luxembourg (the "Listing Agent") in the City of Luxembourg, where copies thereof may be obtained upon request.

     Copies of the Certificate of Formation of the Issuer, the Limited Liability Company Agreement of the Issuer and the Administration Agreement and the resolutions of the member of the Issuer authorizing the issuance of the Senior Notes and authorizing the Indenture and the Administration Agreement will be available for inspection until the maturity of the Senior Notes at the office of the Paying Agent in Luxembourg.

     Copies of the Indenture, the Repurchase Agreements, the Custodial Agreements, the Credit Swaps, the Monthly Reports as well as all financial and other reports of the Issuer, will be available at the office of the Paying Agent in Luxembourg.

     Notices to Senior Noteholders will be mailed or faxed to them at their respective addresses or fax numbers noted in the Note Register and will be published (so long as any Senior Notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require) in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxembourger Wort). Any such notice will be deemed to have been given on the later of the date of such publication and the day of such mailing or faxing; provided, however, in no case will any such notice be effective with respect to a particular Senior Noteholder later than the date of receipt of such notice by such Senior Noteholder.

     The Issuer represents that there has been no material adverse change in its financial position since its date of creation. The Issuer is not involved in any litigation or arbitration proceedings relating to claims on amounts which are material in the context of the issue of the Senior Notes, nor, so far as the Issuer is aware, is any such litigation or arbitration involving it pending or threatened. The issuance of the Senior Notes was authorized by the member of the Issuer by resolution adopted on _____, 1998.

     The Luxembourg Stock Exchange will be duly advised of any change in the criteria used to determine the Interest Rate.


                           INDEX OF DEFINED TERMS

     Following is an index of defined terms used in this Prospectus and the page number where each definition appears. [To be revised]

$.......................................................................... 1
Administration Agreement................................................... 3
Administrator.............................................................. 3
Affected Class.........................................................  4, 33
Available Distribution Amount.......................................... 10, 20
Banking Law............................................................... 48
Basle Recommendations..................................................... 47
BIS....................................................................... 47
Book-Entry Senior Notes.................................................... 9
Calculation Agent......................................................... 21
Certificated Notes......................................................... 9
CFC....................................................................... 50
Class...................................................................... 2
Code..................................................................15,  48
Collateral................................................................ 19
Collection Account........................................................ 41
Collection Accounts...................................................10,  20
Commission................................................................. 1
Contra Amount......................................................5, 16,  34
Country Rating Level...................................................... 40
Credit Swap........................................................... 3,  32
CSAM...................................................................... 44
CSFB.................................................................. 3,  32
CSFBC..................................................................... 59
CSFP...................................................................... 44
Custodian.......................................................6, 14, 25, 35
Deposit Date.......................................................... 7,  35
Depositary Agreement...................................................... 14
Determination Date.....................................................8,  36
Dollars.................................................................... 1
DTC.................................................................. .1,  28
DWAC...................................................................... 25
ERISA..................................................................... 50
ERISA Plans............................................................... 50
Exchange Act............................................................... 1
Fitch..................................................................... 14
Five-Year Repo........................................................ 6,  34
General Account Regulations............................................... 52
Global Senior Notes................................................. .14,  25
Greffier en Chef du Tribunal d'Arrondissement
   de et a Luxembourg..................................................... 60
Implementing Ordinance.................................................... 48
Indenture.............................................................(i),  3
Individual Notes.......................................................... 25
INHAM..................................................................... 15
Interest Rate............................................................. 10
Investment Company Act.................................................... 13
Issuer.....................................................................(i)
Issuer's Account...................................................... 6,  35
Legal Final Maturity Date................................................. 11
LIBOR................................................................ 10,  21
LIBOR Determination Date.................................................. 21
Listing Agent............................................................. 60
Margin Deficit........................................................ 7,  35
Margin Excess......................................................... 7,  35
Market Value.......................................................... 6,  34
Mezzanine Notes............................................................ 2
Moody's................................................................... 14
National Bank............................................................. 48
Note Register............................................................. 24
Notes................................................................(ii),  2
Notice Legale............................................................. 60
OID....................................................................... 49
One-Year Repo......................................................... 6,  34
Optional Tax Redemption.............................................. 14,  23
Parameter................................................................. 37
Parameters................................................................ 37
Participants.............................................................. 25
Parties in Interest....................................................... 51
Payment Date............................................................... 9
Plan Asset Regulation..................................................... 51
Plans..................................................................... 51
Principal Distribution Amount............................................. 11
Principal Payment Event.............................................. 11,  22
PTCE...................................................................... 51
PTP....................................................................... 48
Purchase Price........................................................ 6,  34
QPAM...................................................................... 15
Quarterly Report.......................................................... 32
Rating Agencies........................................................... 14
Rating Agency Condition.................................................... 4
Record Date................................................................ 9
Reference Credit Excess Recovery...................................... 4,  33
Reference Credit Exchange Rate........................................ 5,  33
Reference Credit Expected Recovery.................................... 4,  32
Reference Credits..................................................... 3,  32
Reference Obligation.................................................. 3,  32
Reference Obligor.......................................................... 3
Reference Pool Amortization Event.................................... 12,  23
Reference Pool Guidelines................................................. 37
Reference Security.................................................... 3,  32
Registration Statement..................................................... 1
Reorganization............................................................ 43
Repo Available Amount................................................. 7,  35
Repo Counterparty..................................................... 6,  34
Repo Required Amount.................................................. 7,  35
Representative............................................................ 59
Repurchase Agreements................................................. 6,  34
Repurchase Date....................................................... 6,  34
Risk Factors..............................................................(i)
S&P....................................................................... 14
Scheduled Maturity Date................................................... 11
Securities Act............................................................. 1
Senior Noteholders........................................................ 17
Senior Notes..........................................................(i),  2
Series..................................................................... 2
Series 1998-1 Class I Notes................................................(i)
Series 1998-1 Class II Notes..............................................(ii)
Series 1998-1 Class III Notes.............................................(ii)
Series 1998-1 Class IV Notes..............................................(ii)
Series 1998-1 Class V Notes...............................................(ii)
Series 1998-1 Notes........................................................ 2
Series 1998-2 Class I Notes................................................(i)
Series 1998-2 Class II Notes..............................................(ii)
Series 1998-2 Class III Notes.............................................(ii)
Series 1998-2 Class IV Notes..............................................(ii)
Series 1998-2 Notes........................................................ 2
Series 1998-3 Class I Notes................................................(i)
Series 1998-3 Class II Notes..............................................(ii)
Series 1998-3 Class III Notes.............................................(ii)
Series 1998-3 Class IV Notes..............................................(ii)
Series 1998-3 Notes........................................................ 2
Series Reference Pool Guidelines...................................... 3,  32
Service................................................................... 48
Sfr........................................................................ 1
Special Counsel........................................................... 48
Subordinated Noteholders.................................................. 30
Subordinated Notes......................................................... 2
Swap Amount........................................................... 5,  33
Swap Collateral....................................................... 5,  33
Swap Counterparty..................................................... 3,  32
Swap Counterparty  Payment............................................ 5,  33
Termination........................................................... 8,  36
Termination Payment................................................... 8,  36
Three-Year Repo....................................................... 6,  34
Treasury Regulations...................................................... 48
Trustee....................................................................(i)
U.S. Dollars............................................................... 1
U.S.$...................................................................... 1
Underwriters......................................................... 54,  59
Underwriting Agreement.................................................... 59
Winterthur................................................................ 44




     No dealer, salesperson or
other person has been authorized
to give any information or to                    $[               ]
make any representation not
contained in this Prospectus and,
if given or made, such
information or representation
must not be relied upon as having              Triangle Funding II LLC
been authorized by the Issuer,
Credit Suisse First Boston or the
Underwriters. This Prospectus
does not constitute an offer to
sell, or a solicitation of an
offer to buy, any of the
securities offered hereby by any
person in any jurisdiction in
which it is unlawful for such
person to make such offer or
solicitation. Neither the
delivery of this Prospectus nor
any sale made hereunder shall,
under any circumstances, create
any implication that the
information herein is correct as
of any time subsequent to the
date hereof or that there has
been no change in the affairs of
the Issuer or Credit Suisse First
Boston since such date.

         ---------------
        TABLE OF CONTENTS                        $ ------------
                                                   Series 1998-1
                                                   Senior Notes

                                    Page
 Information as to Sale within
    the United States.................
 Available Information.................
 Summary of Term.......................
 Risk Factors..........................
 Description of the Notes..............           $--------------
 The Indenture.........................             Series 1998-2
 The Administration Agreement..........             Senior Notes
 The Credit Swaps
 The Repurchase Agreements.............
 Use of Proceeds.......................
 Rating of the Notes...................
 Series Reference Pool Guidelines......           $--------------
 Series Reference Pool Guidelines                   Series 1998-3
     for the Notes....................              Senior Notes
 The Issuer............................
 Credit Suisse Group...................
 CSFB..................................
 Certain Income Tax Considerations.....
 ERISA Considerations..................             Prospectus
 Underwriting
 Notice to Canadian Residents..........
 Legal Matters.........................          CREDIT  FIRST
 Listing and General Information.......          SUISSE  BOSTON
 Index of Defined Terms................



                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Expenses in connection with the offering of the Senior Notes being registered hereby are estimated as follows:


SEC registration fee.........................................$[        ]
                                                                       ]
Legal fees and expenses.......................................[
                                                                       ]
Accounting fees and expenses..................................[
                                                                       ]
Blue sky fees and expenses....................................[
                                                                       ]
Rating agency fees............................................[
                                                                       ]
Trustee's fees and expenses...................................[
                                                                       ]
Printing......................................................[
                                                                       ]
Miscellaneous.................................................[        ]
                                                              ----------
     Total...................................................$[        ]
                                                              ==========

     Reference is made to Section [ ] of the Underwriting Agreement among Credit Suisse First Boston Corporation, as representative of the several Underwriters, and the Registrant (see Exhibit 1.1), which provides for indemnification of the Registrant under certain circumstances.

     Section [ ] of the Limited Liability Company Agreement of the Registrant (see Exhibit 3.2) provides for the indemnification of the member and the manager of the Registrant to the fullest extent permissible under Delaware law.

     Section [ ] of the Limited Liability Company Agreement of the Registrant (see Exhibit 3.2) requires that the Registrant indemnify, and, in certain instances, advance expenses to, its agents, with respect to certain costs, expenses, judgments, fines, settlements and other amounts incurred in connection with any proceeding, to the full extent permitted by applicable law.


Item 16. Exhibits.

     1.1  Form of Underwriting Agreement*
     3.1  Certificate of Formation of Triangle Funding II LLC*
     3.2  Limited Liability Company Agreement of Triangle Funding II LLC*
     4.1  Form of Indenture*
     4.2  Form of Repurchase Agreement*
     4.3  Form of Credit Swap*
     4.4  Form of Administration Agreement*
     5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to legality*
     8.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to tax matters*
    23.1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP included as part of Exhibit 5.1*
    23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP included as part of Exhibit 8.1*

     ---------------
* To be filed by amendment.


Item 17. Undertakings.

     The undersigned Registrant undertakes as follows:

          (a) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

          (b) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on the 26th day of March, 1998.


                                        TRIANGLE FUNDING II LLC

                                        By:  GSS Holdings, Inc., as Manager


                                        By: /s/ Andrew L. Stidd
                                           --------------------------------
                                                   President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



        Signature                 Title                           Date

                                 President,                    March 26, 1998
                           GSS Holdings, Inc., as Manager